ASSET PURCHASE AGREEMENT




                              AMONG



                 WHEREHOUSE ENTERTAINMENT, INC.
                               AND
                       WEI HOLDINGS, INC.
                    (COLLECTIVELY, "SELLER"),



                               AND



                       WEI ACQUISITION CO.
                          ("PURCHASER")




                        January 31, 1997

                        TABLE OF CONTENTS


                                                             Page

                            ARTICLE I
      PURCHASE AND SALE; ASSUMPTION OF CERTAIN LIABILITIES . .  1

1.1     Acquired Assets. . . . . . . . . . . . . . . . . . . .  1
1.2     Assignment of Contracts, Leases and Other Assets . . .  2
1.3     Other Assets and Rights. . . . . . . . . . . . . . . .  4
1.4     Excluded Assets. . . . . . . . . . . . . . . . . . . .  4
1.5     Liabilities Not Assumed. . . . . . . . . . . . . . . .  4
1.6     Assumed Obligations. . . . . . . . . . . . . . . . . .  4

                           ARTICLE II
                   PURCHASE PRICE AND PAYMENT. . . . . . . . .  5

2.1     (a)    Total Purchase Price. . . . . . . . . . . . . .  5
        (b)    Allocation of Purchase Price. . . . . . . . . .  5

                           ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF PURCHASER . . . .  6

3.1     Due Incorporation. . . . . . . . . . . . . . . . . . .  6
3.2     Due Authorization. . . . . . . . . . . . . . . . . . .  6
3.3     Capital Stock. . . . . . . . . . . . . . . . . . . . .  6
3.4     Purchaser Acknowledgment . . . . . . . . . . . . . . .  6

                           ARTICLE IV
CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER TO CLOSE. . .  7

4.1     Actions or Proceedings . . . . . . . . . . . . . . . .  7
4.2     Licenses, Permits, Authorizations. . . . . . . . . . .  7
4.3     Bankruptcy Court Approval. . . . . . . . . . . . . . .  7
4.4     Changes in Law . . . . . . . . . . . . . . . . . . . .  7
4.5     Credit Agreement . . . . . . . . . . . . . . . . . . .  7
4.6     Disclosure Statement . . . . . . . . . . . . . . . . .  7
4.7     Liquidation Agent Agreement. . . . . . . . . . . . . .  8
4.8     Appointment of Directors . . . . . . . . . . . . . . .  8

                            ARTICLE V
     CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER TO CLOSE. .  8

5.1     Accuracy of Representations and Warranties . . . . . .  8
5.2     Entry of Approval Order; Consents. . . . . . . . . . .  8
5.3     Actions or Proceedings . . . . . . . . . . . . . . . .  8
5.4     Effectiveness of Plan of Reorganization. . . . . . . .  8
5.5     Liquidation Agent Agreement and Assumption
        Agreement. . . . . . . . . . . . . . . . . . . . . . .  8

                           ARTICLE VI
                        EMPLOYEE MATTERS . . . . . . . . . . .  9

6.1     Employment . . . . . . . . . . . . . . . . . . . . . .  9

                           ARTICLE VII
                             CLOSING . . . . . . . . . . . . .  9

7.1     Closing. . . . . . . . . . . . . . . . . . . . . . . .  9
7.2     Deliveries by Seller . . . . . . . . . . . . . . . . .  9
7.3     Deliveries by Purchaser. . . . . . . . . . . . . . . .  9

                          ARTICLE VIII
                          MISCELLANEOUS. . . . . . . . . . . . 10

8.1     Amendment; Waiver. . . . . . . . . . . . . . . . . . . 10
8.2     Notices. . . . . . . . . . . . . . . . . . . . . . . . 10
8.3     Counterparts . . . . . . . . . . . . . . . . . . . . . 11
8.4     Headings . . . . . . . . . . . . . . . . . . . . . . . 11
8.5     Applicable Law . . . . . . . . . . . . . . . . . . . . 11
8.6     Assignment . . . . . . . . . . . . . . . . . . . . . . 11
8.7     Third Party Beneficiaries. . . . . . . . . . . . . . . 12
8.8     Tax Matters. . . . . . . . . . . . . . . . . . . . . . 12
8.9     Other Instruments. . . . . . . . . . . . . . . . . . . 12
8.10    Entire Understanding . . . . . . . . . . . . . . . . . 12
8.11    Waiver of Jury Trial . . . . . . . . . . . . . . . . . 13
8.12    Indemnification Obligations. . . . . . . . . . . . . . 13
8.13    Conflict with Plan of Reorganization or
        Disclosure Statement . . . . . . . . . . . . . . . . . 14

                           ARTICLE IX
                           DEFINITIONS . . . . . . . . . . . . 14

                            EXHIBITS

Exhibit A      Form of Bill of Sale
Exhibit B      Form of Trademarks Assignment
Exhibit C      Form of Patents Assignment
Exhibit D-1    Form of Tranche A Warrant Agreement
Exhibit D-2    Form of Tranche B Warrant Agreement
Exhibit D-3    Form of Tranche C Warrant Agreement
Exhibit E      Form of Liquidation Agent Agreement
Exhibit F      Form of Assumption Agreement
Exhibit G      Form of Employee Benefit Plans Assignment
               and Assumption Agreement

                    ASSET PURCHASE AGREEMENT


               THIS ASSET PURCHASE AGREEMENT is made as of January 31, 1997, between Wherehouse Entertainment, Inc., a Delaware corporation ("WHEREHOUSE") and WEI Holdings, Inc., a Delaware Corporation ("HOLDINGS," and, together with Wherehouse, "SELLER"), in their capacity as debtors and debtors-in-possession in Case No. 95-911 (HSB) (Jointly Administered) (the "BANKRUPTCY CASE") in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"), and WEI Acquisition Co., a Delaware corporation ("PURCHASER"). Unless otherwise indicated, capitalized terms used herein have the meanings given thereto in
Article IX, or, if not defined in Article IX, in the Section where used, and if not defined in this Agreement, shall have the meanings given thereto in the Plan of Reorganization.

               In consideration of the mutual covenants, agreements and warranties herein contained, the parties hereto agree as follows:


                            ARTICLE I
      PURCHASE AND SALE; ASSUMPTION OF CERTAIN LIABILITIES

     1.1 ACQUIRED ASSETS. Subject to the terms and conditions set forth in this Agreement (including Section 1.4), at the Closing, Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and take assignment and delivery from Seller, all of the assets then owned by Seller (wherever located) except for the Excluded Assets, and such assets sold, assigned, transferred and delivered to Purchaser hereunder are referred to collectively herein as the "ACQUIRED ASSETS." The Acquired Assets include all property of the Estates immediately prior the Closing, including (but not limited to) the following:

           (a) EQUIPMENT. All of the machinery, equipment, installations, furniture, tools, spare parts, supplies, maintenance equipment and supplies, materials and other items of personal property of every kind and description (other than the personal property described in Sections 1.1(b) and 1.1(c) and personal property subject to leases as described in Section 1.2(b));

           (b) INVENTORIES. All of the inventories of the Business, including, without limitation, all inventories held for sale or rental, wherever located;

           (c) VEHICLES. All of the leased or owned trucks, tractors, trailers, automobiles and other vehicles;

           (d) INFORMATION AND RECORDS. All product files, software, confidential information, price lists, marketing information, sales records, customer lists and files (including customer credit and collection information), tax, historical and financial records and files, and other information which are related to, or were or are used by Seller, together with the following papers and records in Seller's care, custody or control: all blueprints, building specifications and "as built" plans, all personnel and labor relations records, all employee benefits and compensation plans and records, all environmental control, monitoring and test records, all facility cost records, all maintenance and production records, all plats and surveys of the Real Property and all plans and designs of buildings, structures, fixtures and equipment;

           (e) INTELLECTUAL PROPERTY. All United States and foreign patents, patent applications, patent licenses, trade name, trademark and servicemark registrations (and applications therefor) (including without limitation, all rights to the name and trade usage of "The Wherehouse," "Wherehouse Entertainment," "Wherehouse Entertainment, Inc.," and "WEI Holdings, Inc."), copyrights and copyright registrations (and applications therefor), other trade names, other trademarks, trade secrets, inventions, processes, designs, know-how and formula, export licenses, product qualifications, computer software, technology, confidential and proprietary information, in each case whether or not subject to statutory registrations, together with the goodwill appurtenant to each of the foregoing;

           (f) ACCOUNTS RECEIVABLE. Any and all accounts receivable, trade receivables, notes receivable and other receivables;

           (g) REAL PROPERTY.  (i) All Real Property owned by
     Seller and (ii) all fixtures and improvements attached to the Real Property owned by Seller or to any Real Property in which Seller has a leasehold interest;

           (h) CASH. All cash on hand held by or for the account of Seller;

           (i) PREPAID EXPENSES.  Seller's prepaid expenses; and

           (j) FIXTURES.  To the extent not included in Section
     1.1(g) above, all plant and store fixtures, shelving and business fixtures and all storage and office facilities.

     1.2 ASSIGNMENT OF CONTRACTS, LEASES AND OTHER ASSETS. Subject to the terms and conditions set forth in this Agreement (including Section 1.4) and in Section 7.01 of the Plan of Reorganization, Seller, at the Closing, will assign and transfer to Purchaser, effective as of the Closing Date, all of Seller's right, title and interest in and to, and Purchaser will take assignment of, the following, and all of the following shall be deemed included in the term "Acquired Assets" as used herein:

           (a) REAL PROPERTY LEASES. All of the leases of real property assumed by Seller during the pendency of the Bankruptcy Case in accordance with the Plan of Reorganization;

           (b) EQUIPMENT AND OTHER PERSONAL PROPERTY LEASES. All of Seller's right, title and interest in and to the leases of equipment, machinery, installations, vehicles and other personal property assumed by Seller in accordance with the Plan of Reorganization;

           (c) PERMITS. All of the licenses, permits, variances, interim permits, permit applications, approvals, consents, certifications, qualifications and other authorizations under any law, statute, rule, regulation, order or ordinance applicable to the Business or otherwise required by any Governmental Authority in connection with the business or operations of the Business;

           (d) PATENT AND COPYRIGHT LICENSES. All of Seller's right, title and interest in and to any patent, trademark, tradename, copyright or similar licenses used in connection with the Business and the license agreements entered into in connection therewith assumed by Seller in accordance with the Plan of Reorganization, including without limitation, any such licenses pursuant to which Seller has the right to sell or rent pre-recorded music and computer software and games;

           (e) NAMES USED IN THE BUSINESS. All of the right, title and interest of Seller in and to the names "THE WHEREHOUSE", "WHEREHOUSE ENTERTAINMENT" and any derivation thereof, all other names and derivations thereof under which the Business (or portions thereof) are conducted, all of the right, title and interest of Seller in any logos relating to such names, and the goodwill appurtenant to each of the foregoing, and all rights of Seller to prevent the use of such names by others;

           (f) CONFIDENTIALITY AGREEMENTS.  All rights under all
     Confidentiality Agreements entered into by Seller with any person or entity in connection with the proposed sale of the Business;

           (g) CONTRACTS. All rights of Seller under all of the other contracts and agreements, guarantees and warranties from third parties assumed by Seller in accordance with the Plan of Reorganization and listed on Schedule 1.2(i);

           (h) RIGHTS UNDER PLAN OF REORGANIZATION. All rights of Seller under the Plan of Reorganization, except for such rights as are expressly retained by Seller after the Closing pursuant to the Plan of Reorganization;

           (i) INSURANCE POLICIES. All rights, and claims and choses in action of Seller under any insurance policies;

           (j) CHOSES IN ACTION.  Subject to Sections 12.04 and
     12.09 of the Plan of Reorganization, all other choses in action of Seller of any kind against third parties; and

           (k) 1992 MERGER AGREEMENT LETTER OF CREDIT. All rights of Seller under the 1992 Merger Agreement Letter of Credit , as set forth in Section 9.06 of the Plan of Reorganization.

     1.3 OTHER ASSETS AND RIGHTS. All other rights, entitlements, assets or other interests that either the Plan of Reorganization or the Employee Benefit Plan Assignment and Assumption Agreement attached to this Agreement as Exhibit G provides shall be transferred to or acquired by Purchaser.

     1.4 EXCLUDED ASSETS. The following rights of Seller shall be retained by Seller and are not being sold or assigned to Purchaser hereunder (the "EXCLUDED ASSETS");

           (a) Seller's rights under this Agreement;

           (b) any executory contracts, leases or other agreements that (i) are not assumed by Seller in the Bankruptcy Case or (ii) have been assumed by Seller in the Bankruptcy Case but were assigned to a person or entity other than Purchaser pursuant to Section 7.01 of the Plan of Reorganization.

     1.5 LIABILITIES NOT ASSUMED. Except for the liabilities and obligations specifically assumed pursuant to and identified in Section 1.6 below, Purchaser shall not assume, shall not take subject to and shall not be liable for, any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, of Seller (the "EXCLUDED LIABILITIES").

     1.6 ASSUMED OBLIGATIONS. Notwithstanding Section 1.5, on the Closing Date Purchaser shall assume and satisfy the following liabilities or obligations (the "ASSUMED OBLIGATIONS"):

           (i) the obligations under the Plan of Reorganization to pay all Allowed Administrative Expenses;

           (ii)   the obligations under the Plan of
     Reorganization to pay all Allowed Priority Tax Claims;

           (iii)  the obligations under the Plan of
     Reorganization to pay all Allowed Miscellaneous Priority
     Claims;

           (iv)   the obligations under the Plan of
     Reorganization to pay all Allowed Miscellaneous Secured
     Claims;

           (v) the obligations under the Plan of Reorganization to pay the Secured Claim Cash Distribution;

           (vi) the obligations of Purchaser set forth in Sections 2.02, 5.01(f), 5.03, 10.01, 10.04, 10.05, 12.07 and
     14.05 of the Plan of Reorganization;

           (vii) all indemnities, liabilities, and obligations of Seller and Purchaser under the Plan of Reorganization;

           (viii) all sales and use taxes, documentary and other stamp taxes, deed taxes, transfer taxes, intangible taxes and other similar taxes imposed upon or in connection with, or required to be paid as a result of, the sale and transfer of the assets of the Seller to Purchaser, to the extent any such taxes are required to be paid after giving effect to the provisions of Section 1146(c) of the Bankruptcy Code; and

           (ix) Purchaser further shall assume and agree to perform and observe each and all of the provisions of the Plan of Reorganization and the Employee Benefit Plans Assignment and Assumption Agreement attached hereto as Exhibit G applicable to Purchaser and each and all of the obligations and undertakings of Seller under the Plan of Reorganization, including the releases in Section 12.04 and
     Section 12.09 thereof, as fully as Seller is bound thereby.

           Purchaser shall not assume or be obligated to pay, perform, fulfill or discharge any Claim or any other liability or obligation of Seller not expressly assumed by Purchaser pursuant to this Section 1.6.


                           ARTICLE II
                   PURCHASE PRICE AND PAYMENT

     2.1 (a) TOTAL PURCHASE PRICE. The total purchase price (the "TOTAL PURCHASE PRICE") to be paid to Seller by Purchaser for the Acquired Assets shall be (i) the assumption of the Assumed Obligations, (ii) the issuance by Purchaser of a number of shares (the "SHARES") of the common stock of Purchaser, $0.01 par value (the "COMMON STOCK") sufficient to make the distributions of Common Stock required under the Plan of Reorganization, (iii) if Warrants are to be issued pursuant to the Plan of Reorganization, the issuance by Purchaser pursuant to the Warrant Agreements of Warrants required to be issued under the Plan of Reorganization, and (iv) cash sufficient to fund payment of all Administrative Expenses, all Miscellaneous Priority Claims, the Secured Claim Cash Distribution and all other cash distributions provided for in the Plan of Reorganization (the sum of clauses (i), (ii), (iii) and (iv) above being the "TOTAL PURCHASE PRICE"). On the Closing Date, pursuant to the Plan of Reorganization, Purchaser shall, upon delivery of the Acquired Assets, assume the Assumed Obligations and, promptly following Closing or at such other time as required by the Plan of Reorganization, shall issue the Shares and the Warrants and make the cash payments in satisfaction of the Total Purchase Price to such persons and entities required by the Plan of Reorganization.

           (b) ALLOCATION OF PURCHASE PRICE. Purchaser shall have the right to allocate the Total Purchase Price, including amounts attributable to the Assumed Obligations.


                           ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Seller as follows:

     3.1 DUE INCORPORATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     3.2   DUE AUTHORIZATION.

           Purchaser has full power and authority to enter into this Agreement, to perform its obligations under this Agreement and to conduct the Business after the Closing Date. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and, assuming due authorization, execution and delivery of this Agreement by Seller and approval of the Bankruptcy Court, constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect the enforcement of creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

     3.3 CAPITAL STOCK. As of the Closing Date, (i) the Shares and the shares of Common Stock sold to Alvarez & Marsal, Inc. or its affiliate pursuant to the A&M Management Service Agreement and the A&M Stock Subscription Agreement represent all of its outstanding capital stock and no options, warrants or other rights to acquire any of its capital stock are outstanding, except for (a) the Warrants represented by the Warrant Agreement, if Warrants are to be issued pursuant to the Plan of Reorganization and (b) the options to purchase shares of Common Stock granted to Alvarez & Marsal, Inc. pursuant to the A&M Option Agreement, (ii) it has no outstanding indebtedness, liabilities or other obligations (whether due or not due, fixed or contingent, liquidated or unliquidated, primary or secondary) of any type or nature, and has not engaged in any business and is not bound by any indenture, instrument or agreement whatsoever, except this Agreement, the Warrant Agreement, the A&M Management Services Agreement, the A&M Option Agreement, the Credit Agreement and its obligations to pay the fees of its attorneys and other professional consultants and agents incurred in connection with any of the foregoing and the Bankruptcy Case.

     3.4 PURCHASER ACKNOWLEDGMENT. Subject to Section 4.9, Purchaser acknowledges that Purchaser is taking the Acquired Assets on an "AS IS" basis and on a quitclaim basis, without recourse and without any representation or warranty whatsoever as to title, merchantability, condition or any other matter.


                           ARTICLE IV
CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER TO CLOSE

     The obligations of Purchaser to close the transactions contemplated by this Agreement are subject to satisfaction by Seller or waiver by Purchaser in writing on the Closing Date of the following conditions precedent on or before the Closing Date:

     4.1 ACTIONS OR PROCEEDINGS. No court order shall have been entered and remain in effect in any action or proceeding which enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

     4.2 LICENSES, PERMITS, AUTHORIZATIONS. Purchaser shall have received all material licenses, permits, agreements, consents and authorizations from third parties or Governmental Authorities required to consummate the transactions set forth in this Agreement, and the Plan of Reorganization, and any applicable waiting period under the Hart-Scott-Rodino Act shall have expired or been terminated. The consents and authorizations from third parties required under this section shall include any and all consents and authorizations required to make an effective assignment of any leases or contracts included in the Acquired Assets, and such consents and authorizations shall have been obtained without any material adverse change in the rights of Seller or Purchaser under such leases or agreements.

     4.3 BANKRUPTCY COURT APPROVAL. The Bankruptcy Court before which the Bankruptcy Case is pending shall have entered the Approval Order acceptable in form and substance to Purchaser, together with such changes as are acceptable to Purchaser, and such order shall, among other things, be binding on any trustee which might be appointed in the Bankruptcy Case pursuant to Chapter 11 or Chapter 7 of the Bankruptcy Code and, unless otherwise agreed to by Purchaser, shall be an order which is operable and has not been stayed by a court of competent jurisdiction.

     4.4 CHANGES IN LAW. No law, regulation or order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Authority, nor shall any action, investigation, suit or other proceeding have been instituted and remain pending or have been threatened and remain so by any Governmental Authority at what would otherwise be the Closing Date that would not permit the Business as presently conducted to be continued by Purchaser unimpaired following the Closing Date.

     4.5 CREDIT AGREEMENT. All of the conditions to the closing of the Credit Agreement shall have been satisfied or waived, subject only to the actions to be taken under the Plan of Reorganization on the Effective Date.

     4.6 DISCLOSURE STATEMENT. None of the information supplied by Seller for inclusion or incorporation by reference in the Disclosure Statement shall contain, at the time the Disclosure Statement is approved by the Bankruptcy Court and at the Closing Date, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make any statement therein not misleading.

     4.7 LIQUIDATION AGENT AGREEMENT. Seller shall have executed and delivered to Purchaser a counterpart to the Liquidation Agent Agreement.

     4.8   APPOINTMENT OF DIRECTORS.  The members of the
Purchaser's Board of Directors shall have been validly appointed pursuant to Article 8 of the Plan of Reorganization.

     4.9 NO LIENS OR ENCUMBRANCES. Purchaser shall be satisfied that title to all of the Acquired Assets shall pass to Purchaser in accordance with Section 9.04 of the Plan of Reorganization.


                            ARTICLE V
     CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER TO CLOSE

     The obligations of Seller to close the transactions contemplated in this Agreement are subject to the satisfaction by Purchaser or waiver by Seller in writing of the following conditions precedent on or before the Closing Date:


     5.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects on and as of the Closing Date.

     5.2 ENTRY OF APPROVAL ORDER; CONSENTS. The Bankruptcy Court before which the Bankruptcy Case is pending shall have entered the Approval Order, together with such changes as are acceptable to Seller, and each such order shall, among other things, be binding on any trustee which might be appointed in the Bankruptcy Case pursuant to Chapter 11 or Chapter 7 of the Bankruptcy Code and, unless otherwise agreed to by Seller, shall be an order which is operable and has not been stayed by a court of competent jurisdiction.

     5.3 ACTIONS OR PROCEEDINGS. No court order shall have been entered and remain in effect in any action or proceeding which enjoins or prohibits the reasonable consummation of the transactions contemplated by this Agreement.

     5.4   EFFECTIVENESS OF PLAN OF REORGANIZATION.  The Plan of
Reorganization shall have become effective in accordance with the provisions of Article XIII thereof.

     5.5   LIQUIDATION AGENT AGREEMENT AND ASSUMPTION AGREEMENT.
Purchaser shall have executed and delivered a counterpart of the Liquidation Agent Agreement and the Assumption Agreement.


                           ARTICLE VI
                        EMPLOYEE MATTERS

     6.1 EMPLOYMENT. Subject to Section 1.6, Purchaser shall have the option (but not the obligation) to offer employment to any of Seller's employees on terms and conditions satisfactory to Purchaser and the employee to whom employment is offered.


                           ARTICLE VII
                             CLOSING

     7.1 CLOSING. Subject to the terms and conditions set forth herein, the Closing shall take place at the offices of O'Melveny & Myers LLP, or such other place as may be agreed upon, at 8:00 A.M. (Los Angeles time) on January 31, 1997 or such other date as may be agreed to among the parties, which date shall not be earlier than the eleventh day after entry of the Approval Order (the "CLOSING DATE").

     7.2   DELIVERIES BY SELLER. At or prior to the Closing,
Seller shall deliver to Purchaser the following:

           (a) An executed Employee Benefit Plans Assignment and
     Assumption Agreement in the form set forth in Exhibit G;

           (b) Possession of all of the Acquired Assets;

           (c) A Bill of Sale in the form set forth in Exhibit A;

           (d) A Trademarks Assignment in the form set forth in Exhibit B;

           (e) A Patents Assignment in the form set forth in Exhibit C;

           (f) A copy of the Approval Order of the Bankruptcy
     Court approving the transactions, confirming the Plan of Reorganization and otherwise acceptable to Seller and Purchaser;

           (g) All certificates of title to any vehicles included in the Acquired Assets;

           (h) A Liquidation Agent Agreement in the form set forth in Exhibit E; and

           (i) Such other documents, certificates, agreements or items as may be reasonably requested by Purchaser in order to consummate the transactions contemplated herein.

     7.3 DELIVERIES BY PURCHASER. At the Closing, or at such other time as required by the Plan of Reorganization, Purchaser will deliver to such parties as ordered by the Bankruptcy Court the following:

           (a) An executed Employee Benefit Plans Assignment and
     Assumption Agreement in the form set forth in Exhibit G;

           (b) The Shares required to be issued and delivered pursuant to Section 2.1(a);

           (c) The Warrant Agreements required to be issued and delivered pursuant to Section 2.1(a), if Warrants are to be issued pursuant to the Plan of Reorganization;

           (d) A Liquidation Agent Agreement in the form set forth in Exhibit E; and

           (e) An Assumption Agreement in the form set forth in Exhibit F.


                          ARTICLE VIII
                          MISCELLANEOUS

     8.1 AMENDMENT; WAIVER. This Agreement may be amended, modified or supplemented but only in writing signed by all of the parties hereto. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

     8.2 NOTICES. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if delivered by hand, (ii) on the date of transmission (subject to confirmation of receipt) if sent by telex, telecopy or other wire transmission or (iii) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

           (a) If to Seller, addressed as follows:

               WHEREHOUSE ENTERTAINMENT, INC.
               19701 Hamilton Avenue
               Torrance, California  90502
               Attention:     Henry Del Castillo
               Telecopy: (310) 538-0948

           with a copy to:

               Latham & Watkins
               633 West Fifth Street
               Suite 4000
               Los Angeles, California  90071
               Attention:     Hendrik de Jong
               Telecopy: (213) 891-8763

           and

           (b) If to Purchaser, addressed as follows:

               WEI Acquisition Co.
               450 Park Avenue, 28th Floor
               New York, New York  10022
               Attention:     Robert Davenport
               Telecopy: (212) 753-5305

           with a copy to:

               O'Melveny & Myers LLP
               400 South Hope Street
               Los Angeles, California  90071
               Attention:     C. James Levin, Esq.
                         Ben H. Logan, Esq.
               Telecopy: (213) 669-6407

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

     8.3 COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     8.4 HEADINGS. The headings preceding the text of Articles and Sections of this Agreement and the Schedules hereto are for convenience only and shall not be deemed part of this Agreement.

     8.5 APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California applicable to agreements between parties resident therein.

     8.6 ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto, except that the Purchaser may, upon the Closing, grant a security interest in its rights under this Agreement to a lender financing the transactions contemplated hereby.

     8.7 THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and, other than as specified herein, no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     8.8   TAX MATTERS.

           (a) Purchaser and Seller shall make available to each other, (i) such records as either party may require for the preparation of any Tax Returns required to be filed by Seller or Purchaser and (ii) such records as Seller or Purchaser may require for the defense of any audit, examination, assessment, administrative appeal, or litigation of any such Tax Return in which Seller or Purchaser was included;

           (b) Purchaser and Seller shall be bound by the standard procedure described in Section 4 of Internal Revenue Service Rev. Proc. 84-77 for reporting wages and other compensation to the Internal Revenue Service, to the various states and to the employees.

     8.9 OTHER INSTRUMENTS. Upon the reasonable request of Purchaser, Seller shall, on and after the Closing Date, execute and deliver to Purchaser such other documents, releases, assignments and other instruments and take such other steps as may be reasonably required to effectuate the transfer and assignment to Purchaser of, and to vest fully in Purchaser title to, each of the Acquired Assets and the Assumed Obligations and to permit and assist Purchaser to perform the Assumed Obligations. In furtherance of the foregoing, Seller shall, promptly after the Closing, file or cause to be filed with the Delaware Secretary of State amendments to Seller's Certificates of Incorporation changing the name of Seller, and Seller shall take all such actions as may be reasonably requested by Purchaser such that Purchaser may change its corporate name to that of Seller.

     8.10 ENTIRE UNDERSTANDING. This Agreement, the Plan of Reorganization and the Disclosure Statement set forth the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof and is not intended to confer upon any other person or entity any rights or remedies hereunder, other than as expressly provided herein. The representations and warranties contained in this Agreement, the Plan of Reorganization and the Disclosure Statement are the sole representations and warranties made by the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any and all prior disclosures or other information, oral or written, provided in connection with the negotiation of this Agreement, the Plan of Reorganization and the Disclosure Statement or otherwise. There have been no representations or statements, oral or written, that have been relied on by any party hereto, except those expressly set forth in this Agreement, the Plan of Reorganization and the Disclosure Statement.

     8.11 WAIVER OF JURY TRIAL. Each of Seller and Purchaser irrevocably waives trial by jury in any action or proceeding with respect to this Agreement.

     8.12  INDEMNIFICATION OBLIGATIONS.

           (a) TERMINATION OF INDEMNIFICATION OBLIGATIONS. The parties acknowledge that pursuant to Section 12.07(a) of the Plan of Reorganization, except as set forth in Section 8.12(b), all obligations of Seller to indemnify, or to pay contribution or reimbursement to, any of its present or former directors, officers, agents, employees and representatives or any Holder of a Claim or Interest treated in the Plan of Reorganization, or any trustee or agent acting for any such Holder, or any person in any manner engaged, employed or indemnified in connection with the issuance or sale of any Cancelled Securities or any agent, attorney, advisor, financial advisor, investment banker, employee or representative or any heirs, representatives, successors or assigns of any indemnified person that may be outstanding, accrued or existing, or might reasonably have been asserted, on the Confirmation Date (whether pursuant to a certificate of incorporation, bylaws, contractual obligations or any applicable law or otherwise) in respect of any past, present or future action, suit or proceeds shall be discharged under the Plan of Reorganization and all undertakings and agreements for or relating to any such indemnification, contribution or reimbursement shall be rejected and terminated.

           (b) LIMITED CONTINUING INDEMNIFICATION. The parties further acknowledge that pursuant to Section 12.07(b) of the Plan of Reorganization, no obligation of Seller, whether arising pursuant to law or its certificate of incorporation or bylaws or by contract or otherwise, to indemnify, or to pay contribution or reimbursement to, any individual who served as a director or officer of Seller at any time during the period that commenced three years prior to the Filing Date and ends on the Effective Date shall be (i) discharged or impaired under the Plan of Reorganization, (ii) subordinated under Section 510 of the Bankruptcy Code or otherwise, or (iii) disallowed under Section 502(e) of the Bankruptcy Code. Any such obligation that, under the Bankruptcy Code, has the priority of an expense of administration shall be entitled to such priority. No proof of claim shall be required to preserve any such obligation. Purchaser agrees that it shall assume and agrees to pay all such obligations and, further, shall defend, indemnify and hold harmless each such individual from and against all claims, damages, losses, liabilities, costs and expenses (including the reasonable fees and disbursements of legal counsel selected and employed by such indemnified person, whether or not suit is brought) based on, arising from or in any manner related to (i) any failure by Purchaser to pay any Claim or other liability or to perform any obligation binding on it pursuant to the Plan of Reorganization or other liability or to perform any obligation binding on it pursuant to the Plan of Reorganization or this Agreement or (ii) any act, omission, wrongful conduct, circumstance or event as to which either any Cause of Action is released as against any Person pursuant to the Plan of Reorganization or any such indemnification obligation is preserved pursuant to Section 12.07(b) of the Plan of Reorganization; PROVIDED, HOWEVER, that (i) no individual shall be indemnified in respect of any claim, damages, liability, loss, cost or expense that is finally determined by a court of competent jurisdiction to have been caused by such individual's own willful misconduct or gross negligence and (ii) no 1992 Merger Consideration Recipient shall be indemnified as to any 1992 Merger Consideration Recovery Claim pursuant to this Section 8.12(b) or Section 12.07(b) of the Plan of Reorganization.

     8.13 CONFLICT WITH PLAN OF REORGANIZATION OR DISCLOSURE STATEMENT. In case of any conflict between any provision of this Agreement and any provision of the Plan of Reorganization or the Disclosure Statement, the provisions of this Agreement shall govern.


                           ARTICLE IX
                           DEFINITIONS

     The following terms shall have the meanings set forth herein for the purposes of the transactions described in this Agreement;

     "A&M MANAGEMENT SERVICES AGREEMENT" shall mean the
Management Services Agreement dated as of January 31, 1997 between Alvarez & Marsal and Purchaser.

     "A&M OPTION AGREEMENT" shall mean the Non-Transferrable
Stock Option Agreement dated as of January 31, 1997 between
Alvarez & Marsal and Purchaser, entered into pursuant to the A&M
Management Services Agreement.

     "A&M STOCK SUBSCRIPTION AGREEMENT" shall mean the Stock
Subscription Agreement dated as of January 31, 1997 between
Purchaser and Alvarez & Marsal, Inc. or its affiliate.

     "ACQUIRED ASSETS" shall have the meaning given to it in
Section 1.1.

     "AGREEMENT" shall mean this Asset Purchase Agreement, including all Exhibits hereto, as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "APPROVAL ORDER" shall mean an order confirming the Plan of Reorganization, including approval the acquisition of the Business by the Purchaser in accordance with the terms agreed to by the parties hereto.

     "ASSUMED OBLIGATIONS" shall have the meaning given to it in
Section 1.6.

     "ASSUMPTION AGREEMENT" shall mean the Assumption Agreement dated as of the Closing Date between Seller and Purchaser, substantially in the form attached hereto as Exhibit F.

     "BANKRUPTCY CASE" shall have the meaning given to it in the preamble to this Agreement.

     "BANKRUPTCY CODE" shall mean Title 11 of the United States
Code.

     "BANKRUPTCY COURT" shall have the meaning given to it in the preamble of this Agreement.

     "BUSINESS" shall mean the retail pre-recorded and blank record, compact disc, cassette, video, video cassette and other music and video consumer entertainment products business of Seller.

     "CLOSING" shall mean the consummation of the transactions contemplated herein, subject to the terms and conditions set forth herein.

     "CLOSING DATE" shall have the meaning given to it in Section
7.1.

     "CODE" shall mean the United States Internal Revenue Code of
1986, as amended.

     "COMMON STOCK" shall have the meaning given thereto in
Section 2.1(a).

     "CREDIT AGREEMENT" shall mean that certain Loan and Security
Agreement dated as of January 31, 1997 among the Purchaser and Congress Financial Corporation (Western) containing terms and provisions satisfactory to Seller and the Trade Committee.

     "DISCLOSURE STATEMENT" shall mean the Disclosure Statement describing this Agreement and the Plan of Reorganization filed with the Bankruptcy Court in connection with the Bankruptcy Case.

     "ENCUMBRANCE" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     "EXCLUDED ASSETS" shall have the meaning given to it in
Section 1.4.

     "EXCLUDED LIABILITIES" shall have the meaning given to it in
Section 1.5.

     "GOVERNMENTAL AUTHORITY" shall mean the government of the United States or any state or political subdivision thereof and any United States or any state entity or any entity of a political subdivision thereof, including any court, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "LIQUIDATION AGENT AGREEMENT" shall mean the Liquidation
Agent Agreement dated as of the Closing Date between Seller and Purchaser, substantially in the form attached hereto as Exhibit
E.

     "HART-SCOTT-RODINO ACT" shall mean the Hart-Scott-Rodino
Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

     "PETITION DATE" shall mean August 2, 1995, the date on which the Bankruptcy Case was commenced.

     "PLAN OF REORGANIZATION" shall mean the Debtors' First Amended Chapter 11 Plan, as Revised for Technical Corrections dated October 4, 1996 and Supplemental Amendments on December 2, 1996 and December 13, 1996, providing, inter alia, for the transactions contemplated in this Agreement.

     "REAL PROPERTY" shall mean all real property, appurtenances thereto, rights in connection therewith, and any interest therein, including without limitation leasehold estates owned by Seller.

     "SHARES" shall have the meaning given to it in Section
2.1(a).

     "TAX" or "TAXES" shall mean all federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding, transfer, payroll, goods and services, value-added or minimum tax, or any other tax, custom, duty, governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority.

     "TAX RETURN" shall mean any return, report or similar statement required to be filed with respect to any Taxes including any attached schedules, statements or worksheets), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

     "TOTAL PURCHASE PRICE" shall have the meaning given to it in
Section 2.1(a).

     "WARRANTS" shall mean warrants to purchase shares of Common
Stock.

     "WARRANT AGREEMENTS" shall mean the Warrant Agreements, substantially in the form attached hereto as Exhibits D-1, D-2 and D-3, representing the Tranche A, Tranche B and Tranche C Warrants, respectively, to be issued as part of the Total Purchase Price, if Warrants are to be issued pursuant to the Plan of Reorganization.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first written above.


                              WHEREHOUSE ENTERTAINMENT, INC.

                                   /s/ Henry Del Castillo
                              By: ______________________________
                                   Name: Henry Del Castillo
                                   Title: CFO



                              WEI HOLDINGS, INC.

                                  /s/ Henry Del Castillo
                              By: ______________________________
                                   Name: Henry Del Castillo
                                   Title: CFO



                              WEI ACQUISITION CO.

                                  /s/ Bob Davenport
                              By: ______________________________
                                    Name: Robert C. Davenport
                                    Title: Chief Financial
                                           Officer and Secretary

                            EXHIBIT A

                          BILL OF SALE


           For good and valuable consideration, receipt of which is hereby acknowledged, pursuant to the Asset Purchase Agreement, dated as of January 31, 1997 (the "AGREEMENT"), among Wherehouse Entertainment, Inc. and WEI Holdings, Inc., each a Delaware corporation (collectively "SELLER") and WEI Holdings, Inc., a Delaware corporation ("BUYER"), and subject to the terms and conditions set forth therein, including, without limitation the acknowledgement set forth in Section 3.4 thereof, and intending to be legally bound hereby, Seller does hereby unconditionally and irrevocably sell, convey, grant, assign and transfer to Buyer, its successors and assigns, all of Seller's legal, beneficial and other right, title and interest in and to the Acquired Assets (as defined in the Agreement).

           Capitalized terms used herein and not defined have the meanings assigned to them in the Agreement. Nothing herein is intended to limit or supersede in any way the representations and warranties of Seller set forth in the Agreement.

           Notwithstanding anything to the contrary contained in this Bill of Sale, the "Acquired Assets" do not include, and Seller does not hereby sell, convey, assign or transfer to Buyer any of Seller's right, title or interest in or to, the Excluded Assets.

           IN WITNESS WHEREOF, Seller has caused this Bill of
Sale to be executed this 31st day of January, 1997.

                              WHEREHOUSE ENTERTAINMENT, INC.


                              By: ____________________________
                              Name:
                              Title:__________________________


                              WEI HOLDINGS, INC.,


                              By: ______________________________
                              Name:
                              Title:____________________________
ACCEPTED AND AGREED:

WEI ACQUISITION CO.

By: _______________________________
Name:
Title: ____________________________

                            EXHIBIT B

                      TRADEMARK ASSIGNMENT


           For good and valuable consideration, the receipt of which is hereby acknowledged, pursuant to that certain Asset Purchase Agreement dated as of January 31, 1997 (the "AGREEMENT"), by and between Wherehouse Entertainment, Inc. and WEI Holdings, Inc., each a Delaware corporation (collectively "SELLER"), and WEI Acquisition Co., a Delaware corporation ("BUYER"), and subject to the terms and conditions set forth therein including, without limitation the acknowledgement set forth in Section 3.4 thereof, and intending to be legally bound, Seller hereby assigns and transfers to Buyer, all of Seller's rights to all trademarks, trade names, service marks and other proprietary intangibles used in or related to the Business (as defined in the Agreement), including, without limitation, those set forth on Annex A hereto.

           IN WITNESS WHEREOF, Seller has executed and delivered this Trademark Assignment as of the 31st day of January, 1997.

                              WHEREHOUSE ENTERTAINMENT, INC.


                              By: ______________________________
                              Name:
                              Title: ___________________________



                              WEI HOLDINGS, INC.


                              By: ______________________________
                              Name:
                              Title: ___________________________

ACCEPTED AND AGREED:

WEI ACQUISITION CO.


By: _______________________________
Name:
Title: ____________________________

                             ANNEX A

                           TRADEMARKS





                           REGISTRATION   REGISTRATION  JURISDICTION
DESCRIPTION    SERIAL NO.  NO.            DATE
-----------    ----------   -----------   ------------  -------------


                            EXHIBIT C

                        PATENT ASSIGNMENT


          For good and valuable consideration, the receipt of which is hereby acknowledged, pursuant to that certain Asset Purchase Agreement dated as of January 31, 1997 (the "AGREEMENT"), by and between Wherehouse Entertainment, Inc. and WEI Holdings, Inc., each a Delaware corporation (collectively "SELLER"), and WEI Acquisition Co., a Delaware corporation ("BUYER"), and subject to the terms and conditions set forth therein including, without limitation the acknowledgement set forth in Section 3.4 thereof, and intending to be legally bound hereby, Seller hereby assigns and transfers to Buyer, all of Seller's rights to all patents, patent applications and patent licenses used in or related to the Business (as defined in the Agreement), including, without limitation, those set forth on Annex A hereto.

          IN WITNESS WHEREOF, Seller has executed and delivered this Trademark Assignment as of the 31st day of January, 1997.

                              WHEREHOUSE ENTERTAINMENT, INC.


                              By: _____________________________
                              Name:
                              Title:___________________________



                              WEI HOLDINGS, INC.


                              By: _____________________________
                              Name:
                              Title:____________________________


ACCEPTED AND AGREED:

WEI ACQUISITION CO.


By: ____________________________
Name:
Title: _________________________

                             ANNEX A
                             PATENTS



                           REGISTRATION   REGISTRATION  JURISDICTION
DESCRIPTION    SERIAL NO.  NO.            DATE
-----------    ----------   -----------   ------------  -------------


                           EXHIBIT D-1


                   TRANCHE A WARRANT AGREEMENT


  ------------------------------------------------------------


                       WARRANT AGREEMENT
                RELATING TO THE ISSUANCE OF THE
                      TRANCHE A WARRANTS


                       WEI ACQUISITION CO.
   (which will change its name to Wherehouse Entertainment, Inc.)

                               and

               UNITED STATES TRUST COMPANY OF NEW YORK

                     Dated as of January 31, 1997

    -------------------------------------------------------------

                        TABLE OF CONTENTS

Sections                                                  Page(s)

SECTION 1.   Appointment of Warrant Agent. . . . . . . . . . .  1

SECTION 2.   Form of Warrants. . . . . . . . . . . . . . . . .  1
             2.1.  Form of Warrant Certificates. . . . . . . .  1
             2.2.  Countersignature of Warrant
                    Certificates . . . . . . . . . . . . . . .  2
             2.3.  Registration. . . . . . . . . . . . . . . .  2

SECTION 3.   Transfer or Exchange of Warrants. . . . . . . . .  3
             3.1.  Transfer. . . . . . . . . . . . . . . . . .  3
             3.2.  Exchange of Warrant Certificates. . . . . .  3

SECTION 4.   . . . . . . . . . . . . . . . . . . . . . . . . .  3

SECTION 5.   Mutilated or Missing Warrants . . . . . . . . . .  3

SECTION 6.   Term of Warrants; Exercise of Warrants. . . . . .  4
             6.1.  Term of Warrants. . . . . . . . . . . . . .  4
             6.2.  Exercise of Warrants. . . . . . . . . . . .  4

SECTION 7.   Disposition of Proceeds on Exercise of
             Warrants. . . . . . . . . . . . . . . . . . . . .  5

SECTION 8.   Payment of Taxes. . . . . . . . . . . . . . . . .  5

SECTION 9.   Reservation of Warrant Shares; Purchase
             and Cancellation of Warrants. . . . . . . . . . .  5
             9.1.  Reservation of Warrant Shares . . . . . . .  5
             9.2.  Governmental Approvals and
                    Listings . . . . . . . . . . . . . . . . .  6
             9.3.  Purchase of Warrants by the
                    Company. . . . . . . . . . . . . . . . . .  6
             9.4.  Cancellation of Warrants. . . . . . . . . .  6

SECTION 10.  Exercise Price. . . . . . . . . . . . . . . . . .  6

SECTION 11.  Adjustment of Exercise Price and Number
             of Warrant Shares . . . . . . . . . . . . . . . .  6
             11.1.  Adjustments. . . . . . . . . . . . . . . .  6
                    (a)  Stock Dividends, Splits,
                         etc.. . . . . . . . . . . . . . . . .  7
                    (b)  Distributions of Assets . . . . . . .  7
                    (c)  Computation of Market
                         Price . . . . . . . . . . . . . . . .  8
                    (d)  Minimum Adjustment. . . . . . . . . .  8
                    (e)  Warrant Share Adjustment. . . . . . .  9
                    (f)  Notice of Adjustment. . . . . . . . .  9
                    (g)  Definition of Common Stock. . . . . .  9
                    (h)  Company May Reduce Exercise
                         Price or Increase Number of
                         Warrant Shares Purchasable. . . . . . 10
                    (i)  Subsequently Issued
                         Warrants. . . . . . . . . . . . . . . 10
                    (j)  Number of Warrant Shares on
                         Warrant Certificates. . . . . . . . . 10
             11.2.  No Adjustment for Dividends. . . . . . . . 10
             11.3.  Preservation of Purchase Rights
                    and Adjustment of Exercise Price
                    upon Merger, Consolidation,
                    etc. . . . . . . . . . . . . . . . . . . . 10

SECTION 12.  No Rights as Stockholders; Notices to
             Warrant Holders . . . . . . . . . . . . . . . . . 12

SECTION 13.  Purchase Rights . . . . . . . . . . . . . . . . . 13

SECTION 14.  Fractional Shares of Common Stock . . . . . . . . 13

SECTION 15.  Right of Action . . . . . . . . . . . . . . . . . 13

SECTION 16.  Inspection of Warrant Agreement . . . . . . . . . 14

SECTION 17.  Merger or Consolidation or Change of
             Name of Warrant Agent . . . . . . . . . . . . . . 14

SECTION 18.  Concerning the Warrant Agent. . . . . . . . . . . 14
             18.1.  Disclaimer of Representations. . . . . . . 15
             18.2.  No Responsibility for Failure of
                    Company's Covenants. . . . . . . . . . . . 15
             18.3.  Delegation . . . . . . . . . . . . . . . . 15
             18.4.  Opinion of Counsel . . . . . . . . . . . . 15
             18.5.  Officer's Certificate. . . . . . . . . . . 15
             18.6.  Compensation and Reimbursement . . . . . . 15
             18.7.  No Action Without Assurance of
                    Reimbursement. . . . . . . . . . . . . . . 16
             18.8.  Conflicts of Interest. . . . . . . . . . . 16
             18.9.  Solely as Agent. . . . . . . . . . . . . . 16
             18.10. Reliance on Documents. . . . . . . . . . . 16
             18.11. No Representation Regarding
                    Validity, Etc. . . . . . . . . . . . . . . 17
             18.12. Instructions from Company. . . . . . . . . 17

SECTION 19.  Change of Warrant Agent . . . . . . . . . . . . . 17

SECTION 20.  Identity of Transfer Agent. . . . . . . . . . . . 18

SECTION 21.  Notices . . . . . . . . . . . . . . . . . . . . . 18

SECTION 22.  Supplements and Amendments. . . . . . . . . . . . 18

SECTION 23.  Successors. . . . . . . . . . . . . . . . . . . . 19

SECTION 24.  Merger or Consolidation of the Company. . . . . . 19

SECTION 25.  Applicable Law. . . . . . . . . . . . . . . . . . 19

SECTION 26.  Benefits of this Agreement. . . . . . . . . . . . 19

SECTION 27.  Counterparts. . . . . . . . . . . . . . . . . . . 19

SECTION 28.  Captions. . . . . . . . . . . . . . . . . . . . . 20

SECTION 29.  Plan of Reorganization. . . . . . . . . . . . . . 20


EXHIBIT A. . . . . . . . . . . . . . . . . . . . . . . . . . .A-1

PURCHASE FORM. . . . . . . . . . . . . . . . . . . . . . . . .A-4

ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . .A-5

          WARRANT AGREEMENT relating to the issuance of the Tranche A Warrants, dated as of January 31, 1997, between WEI ACQUISITION CO. (which will change its name to Wherehouse Entertainment, Inc.), a Delaware corporation (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, as Warrant Agent (the "Warrant Agent").

                           WITNESSETH:

          WHEREAS, pursuant to the Debtors' First Amended Chapter 11 Plan, as Revised for Technical Corrections dated October 4, 1996 and Supplemental Amendments on December 2, 1996 and
December 13, 1996 (the "POR") and an Asset Purchase Agreement dated as of January 31, 1997 (the "ASSET PURCHASE AGREEMENT"), the Company will acquire substantially all of the assets of Wherehouse Entertainment, Inc., and its parent, WEI Holdings, Inc., which companies are debtors and debtors-in-possession (collectively, the "DEBTORS"), in Case No. 95-911 (HSB) (Jointly Administered) (the "BANKRUPTCY CASE") in the Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT");

          WHEREAS, as part of the purchase price for the assets of the Debtors to be acquired by the Company, the Company proposes to issue up to 576,000 Common Stock Purchase Warrants hereinafter described (the "Warrants") to purchase its Common Stock, par value $0.01 per share (the "Common Stock"), each Warrant entitling the registered owner thereof to purchase one share of Common Stock (each share of Common Stock purchasable upon the exercise of a Warrant being referred to herein as a "WARRANT SHARE"); and

          WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, transfer, exchange and exercise of the Warrants.

          NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants (the "Holders"), the Company and the Warrant Agent hereby agree as follows:

          SECTION 1.     APPOINTMENT OF WARRANT AGENT.

          The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions hereinafter set forth, and the Warrant Agent hereby accepts such appointment.

          SECTION 2.     FORM OF WARRANTS.

          2.1. Form of Warrant Certificates. The text of the Warrant certificate and of the form of election to purchase Warrant Shares shall be substantially as set forth in Exhibit A attached hereto. The Warrant certificates shall be appropriately printed, lithographed or engraved and may have such letters, numbers or other marks of identification as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The price per Warrant Share and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrant certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary. The signature of any of such officers on the Warrant certificates may be manual or facsimile.

          Warrant certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrant certifi-cates or did not hold such office on the date of this Agreement.

          Warrant certificates shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon exchange, substitution or transfer.

          2.2. Countersignature of Warrant Certificates. The Warrant certificates shall be manually countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrant certificates may be countersigned by the Warrant Agent (or by its successor as warrant agent hereunder) and may be delivered by the Warrant Agent notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, any Vice President or the Secretary of the Company, countersign, issue and deliver Warrant certificates entitling the Holders thereof to purchase in the aggregate Warrant Shares (subject to adjustment pursuant to Section 11 hereof) and shall countersign and deliver Warrant certificates as otherwise provided in this Agreement.

          2.3. Registration. The Warrant certificates shall be numbered and shall be registered in a register (the "Warrant Register") as they are issued. The Company and the Warrant Agent shall be entitled to treat the registered holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, notwithstanding any notice to the Company or the Warrant Agent to the contrary.

          SECTION 3.     TRANSFER OR EXCHANGE OF WARRANTS.

          3.1. Transfer. The Warrants shall be transferable only in the books of the Company maintained at the office or agency of the Warrant Agent in the City of New York upon delivery thereof duly endorsed by the Holder or by his or her duly authorized attorney or legal representative, or accompanied by proper evidence of succession, assignment or authority to transfer, which endorsement shall be guaranteed by a bank or trust company located in the United States or a broker or dealer that is a member of a national securities exchange. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Warrant Agent in its discretion. Upon any registration of transfer, the Warrant Agent shall countersign and deliver a new Warrant certificate to the person entitled thereto.

          3.2. Exchange of Warrant Certificates. Warrant certificates may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle such Holder to purchase. Any Holder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender, properly endorsed in the manner described in subsection 3.1 hereof, the Warrant certificate or certificates to be so exchanged. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested.

          SECTION 4.  [SECTION 4 INTENTIONALLY LEFT BLANK].


          SECTION 5.     MUTILATED OR MISSING WARRANTS.

          In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest, but only, in case of any such loss, theft or destruction, upon receipt of evidence satisfactory to the Company and the Warrant Agent thereof and an indemnity also satisfactory to them. An applicant for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

          SECTION 6.     TERM OF WARRANTS; EXERCISE OF WARRANTS.

          6.1. Term of Warrants. Subject to the terms of this Agreement, each Holder shall have the right until 5:00 P.M., New York time, on January 31, 2002 (the fifth anniversary of the Effective Date (as defined in the POR)) (the "Expiration Date"), to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Warrants.

          6.2. Exercise of Warrants. Warrant Shares may be purchased upon surrender to the Company at the office or agency of the Warrant Agent in the City of New York, of the certificate or certificates evidencing the Warrants to be exercised, together with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall, if the Warrant Shares are to be issued in the name of a person other than the Holder of the Warrant, be guaranteed by a bank or trust company located in the United States or a broker or dealer that is a member of a national securities exchange, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price (as defined in and determined in accordance with the provisions of Sections 10 and 11 hereof) for the number of Warrant Shares in respect of which such Warrants are then being exercised. Payment of the aggregate Exercise Price shall be made by certified or cashier's check, or by any combination thereof.

          Subject to Section 8 hereof, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered, with all reasonable dispatch, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price, as aforesaid; provided, however, that if such Warrants are surrendered, and the Exercise Price is paid, on a Saturday, Sunday or other day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close, or on a day when the Common Stock transfer books of the Company are closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the next succeeding Monday, Tuesday, Wednesday, Thursday or Friday on which such banking institutions are not so authorized or obligated to close (whether before or after the Expiration Date) and which is a day on which the Common Stock transfer books of the Company are open. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of less than all of the Warrant Shares specified therein at any time prior to the expiration of such Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificates pursuant to the provisions of this subsection and of subsection 2.2 hereof and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.

          SECTION 7.     DISPOSITION OF PROCEEDS ON EXERCISE OF
                         WARRANTS.

          The Warrant Agent shall account promptly to the Company with respect to the Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

          SECTION 8.     PAYMENT OF TAXES.

          The Company will pay all documentary stamp taxes, if any, attributable to the issuance of any Warrant certificates or certificates for Warrant Shares issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay, and the Holder shall pay, any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any Warrant certificates or certificates for Warrant Shares in a name other than that of the registered Holder of the Warrants that were surrendered and the Company shall not be required to issue or deliver such Warrant certificates or certificates for Warrant Shares unless or until the persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          SECTION 9.     RESERVATION OF WARRANT SHARES; PURCHASE
                         AND CANCELLATION OF WARRANTS.

          9.1. Reservation of Warrant Shares. There have been reserved, and the Company shall at all times keep reserved out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the right of purchase represented by the outstanding Warrants. The Company covenants that all Warrant Shares will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of it counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock, at such adjusted Exercise Price. The Transfer Agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose. Promptly after the Expiration Date, the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding and thereafter no shares shall be subject to reservation in respect of such Warrants.

          9.2. Governmental Approvals and Listings. The Company will as promptly as practicable take all action which may be necessary to obtain and keep effective (a) any and all permits, consents and approvals of governmental agencies and authorities, and will make any and all filings under federal and state securities laws, necessary in connection with the issuance, distribution and transfer of Warrant certificates, the exercise of the Warrants, and the issuance, sale, transfer and delivery of Warrant Shares and (b) if any of the Warrant Shares have been listed on any securities exchange, the listing of the Warrant Shares on any securities exchange on which the Common Stock may be listed (it being understood that the Company has no obligation to list any Warrant Shares with any securities exchange).

          9.3. Purchase of Warrants by the Company. The Company shall have the right, except as limited by law, other agreement or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

          9.4. Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, the related Warrant certificates shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel any Warrant certificate surrendered for exchange, substitution, transfer or exercise in whole or in part. Warrant certificates cancelled by the Warrant Agent pursuant to any provision of this Agreement shall be delivered to the Company or, upon the request of the Warrant Agent and with the consent of the Company, destroyed by the Warrant Agent. The Warrant Agent shall furnish to the Company written confirmation of the destruction of the Warrant certificates so cancelled.

          SECTION 10.    EXERCISE PRICE.

          The price per share at which Warrant Shares shall be purchasable upon exercise of each Warrant (the "Exercise Price") shall be $2.38, subject to adjustment pursuant to Section 11 hereof.

          SECTION 11.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER
                         OF WARRANT SHARES.

          11.1. Adjustments. The number and kind of securities purchasable upon the exercise of each Warrant and the Exercise
Price shall be subject to adjustment as follows:

          (a) Stock Dividends, Splits, etc. In case the Company shall at any time after the date of this Agreement (w) pay a dividend or make a distribution on its Common Stock which is paid or made (A) in Common Stock or other shares of the Company's capital stock or (B) in rights to purchase Common Stock or other capital stock of the Company if such rights are not exercisable or separable from the Common Stock except upon the occurrence of a contingency, (x) subdivide its outstanding Common Stock into a greater number of shares of Common Stock, (y) combine its outstanding shares into a smaller number of shares of Common Stock or (z) issue by reclassification of its Common Stock other securities of the Company, then, in any such event the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive upon exercise of such Warrant the kind and number of shares of the Company and rights to purchase Common Stock or other securities of the Company (or, in the event of the redemption of any such rights, any cash paid in respect of such redemption) that he, she or it would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph
     (a) shall become effective immediately after the opening of business on the next business day following the record date in the case of dividends or other distributions and shall become effective immediately after the opening of business on the next business day following the effective date in the case of a subdivision or combination.

          (b) Distributions of Assets. In case the Company shall at any time after the date of this Agreement distribute to all holders of its Common Stock evidences of indebtedness of the Company or assets of the Company (including cash dividends or distributions out of retained earnings other than cash dividends or distributions made on a quarterly or other periodic basis) or warrants to subscribe for securities of the Company (excluding those referred to in paragraph (a) above), then in each case the Exercise Price shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to such distribution by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as defined in paragraph (c) below) on the record date for determination of shareholders entitled to receive such distribution, less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, and of which the denominator shall be such market price per share of Common Stock; provided, however, that if the then current market price per share of Common Stock on the record date for determination of shareholders entitled to receive such distribution is less than the then fair value of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, the foregoing adjustment of the Exercise Price shall not be made and in lieu thereof the Holder of each Warrant shall be entitled to receive upon exercise of such Warrant in addition to the Common Stock the kind and number of assets, evidences of indebtedness, subscription rights and warrants (or, in the event of the redemption of any such evidences of indebtedness, subscription rights and warrants, any cash paid in respect of such redemption) that he or she would have owned or have been entitled to receive after the happening of such distribution had such Warrant been exercised immediately prior to the record date for such distribution. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

          (c) Computation of Market Price. For the purpose of any computation under this Agreement, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily Market Price (as defined below) per share for the 30 consecutive Trading Days (as defined below) commencing 45 Trading Days before the date in question. "Market Price" is defined as the closing sale price (or, if no closing sale price is reported, the closing bid price) for the Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if the Common Stock is not quoted on NASDAQ, as reported by the National Quotation Bureau Incorporated, or, if the Common Stock is not so reported, as furnished by any two members of the National Association of Securities Dealers, Inc., selected from time to time by the Company for that purpose. In the event that the Common Stock is hereafter listed for trading on one or more United States national or regional securities exchanges, Market Price shall be the closing price on the exchange or system designated by the Board of Directors of the Company as the principal United States market in which the Common Stock is traded. If Market Price cannot be established as described above, Market Price shall be the fair market value of the Common Stock as determined in good faith by the Board of Directors. "Trading Day" shall mean a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the City of Los Angeles and the State of California or New York, New York, are not authorized or obligated by law or executive order to close or, if the Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business.

          (d) Minimum Adjustment. No adjustment in the number of Warrant Shares purchasable hereunder or the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one per cent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant, or the Exercise Price, as the case may be; provided, however, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or the nearest ten-thousandth of a share, as the case may be.

          (e) Warrant Share Adjustment. Upon each adjustment of the Exercise Price as a result of the calculations made in paragraph (a) or (b) above, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest ten-thousandth) obtained by (A) multiplying (x) the number of shares covered by a Warrant immediately prior to such adjustment of the Exercise Price by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

          (f) Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of Warrants or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail by first class mail, postage prepaid, to each Holder of a Warrant or Warrants notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth (A) the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant Shares after such adjustment,
     (B) a brief statement of the facts requiring such adjustment and (C) the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist that may require any adjustment of the Exercise Price or the number of Warrant Shares or other stock or property purchasable upon exercise thereof or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

          (g) Definition of Common Stock. For the purpose of this subsection 11.1, the term "Common Stock" shall mean
     (A) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (B) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders of a Warrant or Warrants shall become entitled to purchase any securities of the Company other than Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this subsection 11.1 and the provisions of Section 6 and subsections 11.2 and 11.3, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

          (h) Company May Reduce Exercise Price or Increase Number of Warrant Shares Purchasable. The Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price, or increase the number of Common Shares purchasable upon exercise of each Warrant, to any amount deemed appropriate by the Board of Directors of the Company.

          (i) Subsequently Issued Warrants. All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise
     Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein.

          (j) Number of Warrant Shares on Warrant Certificates. Irrespective of any adjustment or change in the Exercise Price or the number of shares of Common Stock issuable upon the exercise of the Warrants, the Warrant certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed upon the initial Warrant certificates issued hereunder.

          11.2. No Adjustment for Dividends. Except as provided in subsection 11.1, no adjustment in respect of any dividends made on a quarterly or other periodic basis out of retained earnings shall be made during the term of a Warrant or upon the exercise of a Warrant.

          11.3. Preservation of Purchase Rights and Adjustment of Exercise Price upon Merger, Consolidation, etc. In case the Company shall consolidate or merge with or into any other corporation (other than a consolidation or merger in which the Company is the surviving corporation and each share of Common Stock outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger and no cash, securities or other property is distributed with respect to such shares) or shall sell or transfer all or substantially all of its assets to any corporation, the Company or such successor or purchasing corporation, as the case may be (collectively, the "acquiring corporation"), shall execute with the Warrant Agent an agreement that each Holder of a Warrant shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities, cash and other property that he or she would have owned or have been entitled to receive after the happening of such consolidation, merger or sale had such Warrant been exercised immediately prior to such action (assuming that such Holder, as a holder of Common Stock prior to such action, would not have exercised any rights of election as a holder of Common Stock as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger or sale; provided, that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger or sale is not the same for each non-electing share of Common Stock, then the kind and amount of securities, cash or other property receivable shall be deemed to be the kind and amount so receivable by a plurality of the non-electing shares). The Company shall mail by first-class mail, postage prepaid, to each Holder, notice of the execution of any agreement with an acquiring corporation as provided in the first sentence of this subsection 11.3. In addition to any adjustments required by this subsection 11.3, such agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 11. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the acquiring corporation (if other than the Company) resulting from such consolidation or merger or the acquiring corporation purchasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to each Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive and the other obligations of the Company under this Agreement. The provisions of this subsection 11.3 shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities, cash or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments.

          11.4 No Adjustment for Employee Compensation and Issuances to Alvarez & Marsal, Inc. Notwithstanding anything to the contrary contained herein, no adjustment to the Exercise Price or the number of shares of Common Stock purchasable upon exercise of any Warrant shall be made in connection with the issuance by the Company of any shares of Common Stock or options to purchase Common Stock or other securities which may be convertible or exercisable into shares of Common Stock to (i) any employee of the Company as compensation for services rendered to the Company or (ii) Alvarez & Marsal, Inc. ("A&M") or any of its affiliates, in connection with the management services to be provided by A&M to the Company under that certain Management Services Agreement dated as of January 31, 1997 between the Company, A&M, A&M Investment Associates #3, LLC, Antonio C. Alvarez II, Cerberus Partners, L.P. and certain of A&M's employees.

          SECTION 12.    NO RIGHTS AS STOCKHOLDERS; NOTICES TO
                         WARRANT HOLDERS.

          (a) Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company. If prior to the expiration of the Warrants:

               (A) the Company shall declare a dividend or other distribution on its Common Shares, other than (i) in cash as described in Section 11.2, (ii) in other shares of Common Stock, or (iii) in rights to purchase shares of Common Stock or other securities of the Company of the character described in paragraph (a) of subsection 11.1; or

               (B) the Company shall authorize the issuance to all holders of its Common Stock of rights or warrants entitling them to subscribe for or purchase any Common Stock or any other subscription rights or warrants (other than rights of the character described in paragraph (a) of subsection 11.1); or

               (C) there shall occur a reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding Common Stock); or

               (D)  the Company shall propose to effect any
     consolidation or merger into or with, or to effect any sale or other transfer requiring an adjustment pursuant to
     Section 11.3; or

               (E) the Company shall take an action ("Adjustment Action") which would cause an adjustment pursuant to Section 11 hereof of the number or kind of Common Stock (or other securities) purchasable upon the exercise of each Warrant or of the Exercise Price that would have the effect of reducing the price payable for a share of the Company's capital stock by a Holder upon exercise of a Warrant to an amount which is less than the current value of such share; or

               (F)  a voluntary or involuntary dissolution,
     liquidation or winding up of the Company shall be proposed;

then, in any such event, the Company shall cause to be mailed to the Warrant Agent and the Holders in the manner provided in
Section 21 hereof, at least 20 days prior to the applicable record or effective date hereinafter specified, a notice stating
(i) the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (ii) the date on which such reclassification, Adjustment Action, consolidation, merger, sale, transfer, dissolution, liquidation, or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of securities or other property, if any, deliverable upon such reclassification, Adjustment Action, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Such notice shall also state whether such transaction will result in any adjustment of the number or kind of Common Stock (or other securities) purchasable upon the exercise of a Warrant or of the Exercise Price and, if so, shall set forth the nature thereof and the date upon which it will become effective. In the event the Company gives notice to the holders of its Common Stock of the declaration or distribution of rights to purchase Common Stock or other securities of the Company of the character described in paragraph (a) of subsection 11.1, the Company will give concurrently a similar notice to the Holders in the manner provided in Section 21 hereof. The failure to give the notices required by this Section 12, or any defect therein, shall not affect the legality or validity of any such dividend, distribution, right, warrant, reclassification, Adjustment Action, dissolution, liquidation or winding up or other action, or the vote on any action authorizing the same.

          SECTION 13.    PURCHASE RIGHTS.

          If at any time or from time to time on or after the date of the Agreement, the Corporation shall give notice (a "Purchase Rights Notice") pursuant to paragraph (B) of Section 12(a) of an issuance of rights or warrants, (the "Purchase Rights") to all record holders of Common Stock, such issuance shall not result in an adjustment of the Exercise Price or the number of Warrants under Section 11 hereof, but each Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if it had held the number of shares of Common Stock acquirable upon exercise of the Warrants immediately before the record date for the grant, issuance, or sale of such Purchase Rights. The Purchase Rights Notice shall describe the Purchase Rights and their availability to the Holders.

          SECTION 14.    FRACTIONAL SHARES OF COMMON STOCK.

          The Company will not issue fractions of Warrants or distribute Warrant certificates which evidence fractional Warrants. In lieu of such fractional Warrants, there shall be paid to the Holders to whom Warrant certificates representing such fractional Warrants would otherwise be issuable an amount in cash equal to the product of such fraction of a Warrant multiplied by the current market price per share of Common Stock issuable with respect to such fraction of a Warrant.

          SECTION 15.    RIGHT OF ACTION.

          All rights of action in respect of this Agreement are vested in the respective Holders of the Warrant certificates, and any Holder of any Warrant certificate, without the consent of the Warrant Agent or of the Holder of any other Warrant certificate, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such Holder's right to exercise the Warrants evidenced by such Warrant certificate in the manner provided in such Warrant certificate and in this Agreement.

          SECTION 16.    INSPECTION OF WARRANT AGREEMENT.

          The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office in the City of New York for that purpose. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

          SECTION 17.    MERGER OR CONSOLIDATION OR CHANGE OF
                         NAME OF WARRANT AGENT.

          Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as successor Warrant Agent under the provisions of Section 19 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent, and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

          SECTION 18.    CONCERNING THE WARRANT AGENT.

          The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:

          18.1. Disclaimer of Representations. The statements contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

          18.2. No Responsibility for Failure of Company's Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants.

          18.3. Delegation. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees), and the Warrant Agent shall not be answerable or accountable for any act, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from such neglect or misconduct provided reasonable care shall have been exercised in the selection and continued employment thereof.

          18.4. Opinion of Counsel. The Warrant Agent may consult at any time with legal counsel satisfactory to it, and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          18.5. Officer's Certificate. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          18.6. Compensation and Reimbursement. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the performance of its duties under this Agreement, and agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement except as a result of the Warrant Agent's gross negligence or willful misconduct.

          18.7. No Action Without Assurance of Reimbursement. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred; but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights or action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

          18.8. Conflicts of Interest. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          18.9. Solely as Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

          18.10. Reliance on Documents. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          18.11. No Representation Regarding Validity, Etc. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will when issued be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

          18.12. Instructions from Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such Officers.

          SECTION 19.    CHANGE OF WARRANT AGENT.

          The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company 60 days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 50 days after such notice of removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his Warrant for inspection by the Company), then the resigning, discharged or removed Warrant Agent or any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Company or such court, shall be (a) a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as warrant agent a combined capital and surplus of at least $100,000,000, as set forth in its most recent published annual report of condition or (b) an affiliate of a corporation described in clause (a) above. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent hereunder without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 19, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall mail, by first-class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

          SECTION 20.    IDENTITY OF TRANSFER AGENT.

          Forthwith upon the appointment of any subsequent Transfer Agent for the Company's shares of Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

          SECTION 21.    NOTICES.

          Any notice pursuant to this Agreement by the Company or by the Holder of any Warrant to the Warrant Agent, or by the Warrant Agent or by the Holder of any Warrant to the Company, shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested, (a) if to the Company, to WEI Acquisition Co., 19701 Hamilton Avenue, Torrance, California 90502-1334, Attention:
Henry Del Castillo and, if to the Warrant Agent, to United States Trust Company of New York; Corporate Trust Division, 114 West 47th Street, 15th Floor, New York, NY 10036-1532; Attention:
Louis Young. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

          Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders of Warrants shall be in writing and shall be deemed to have been duly given if mailed by first-class mail, postage prepaid, to such Holders at their respective addresses on the Warrant Register of the Warrant Agent.

          SECTION 22.    SUPPLEMENTS AND AMENDMENTS.

          (a) The Company and the Warrant Agent may from time to time supplement or amend this Agreement, without the approval of any Holder in order to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect the interests of the Holders of Warrants.

          (b) In addition to the foregoing, with the consent of Holders of Warrants entitled, upon exercise thereof, to receive not less than two-thirds of the shares of Common Stock issuable thereunder, the Company and the Warrant Agent may modify this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Holders of the Warrants; provided, however, that no modification of the terms (including, but not limited to the adjustments described in Section 11) upon which the Warrants are exercisable or reducing the percentage required for consent to modification of this Agreement, no acceleration of the Expiration Date and no increase in the Exercise Price may, in each case, be made without the consent of the Holder of each outstanding Warrant affected thereby.

          SECTION 23.    SUCCESSORS.

          All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 24.    MERGER OR CONSOLIDATION OF THE COMPANY.

          The Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent in the exercise of its reasonable judgment and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

          SECTION 25.    APPLICABLE LAW.

          This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the internal laws of the State of New York (without preference to conflicts of law principles) and for all purposes shall be construed in accordance with the laws of said State.

          SECTION 26.    BENEFITS OF THIS AGREEMENT.

          Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, and their respective successors and assigns hereunder, and the holders from time to time of the Warrants.

          SECTION 27.    COUNTERPARTS.

          This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          SECTION 28.    CAPTIONS.

          The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

          SECTION 29.    PLAN OF REORGANIZATION.

          The Company will comply for the benefit of the Holders with Section 8.04 of the POR.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                              WEI ACQUISITION CO.



                              By   ___________________________
                                   Name:
                                   Title:



                              UNITED STATES TRUST COMPANY OF NEW
                              YORK
                                   as Warrant Agent



                              By   ___________________________
                                   Name:
                                   Title:

        TRANCHE A WARRANT TO PURCHASE COMMON STOCK VOID AFTER
             5:00 P.M., NEW YORK TIME, ON JANUARY 31, 2002

                     WHEREHOUSE ENTERTAINMENT, INC.



          This certifies that, for value received, __________ ___________________ or registered assigns (the "Holder"), is entitled to purchase from Wherehouse Entertainment, Inc., a Delaware corporation (the "Company"), until 5:00 P.M., New York time, on January 31, 2002, or such other date as may be provided for pursuant to the Warrant Agreement referred to below (the "Expiration Date"), at the purchase price of $2.38 per share (the "Exercise Price"), a number of shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") that is equal to the number of Warrants represented hereby. The number of shares purchasable upon exercise of this Warrant and the Exercise Price per share are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

          The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side hereof duly executed (with a signature guarantee if required by the Warrant Agreement) and simultaneous payment of the Exercise Price (subject to adjustment) at the office or agency of the Company maintained for that purpose in the City of New York. Initially, United States Trust Company of New York will act as Warrant Agent (the "Warrant Agent"). Payment of such price shall be made at the option of the holder hereof by certified or cashier's check. No fractional shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any such fraction upon the exercise of one or more Warrants, all as provided in the Warrant Agreement.

          Upon any partial exercise of this Warrant Certificate, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the shares as to which this Warrant shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent maintained for that purpose in the City of New York by surrender of this Warrant Certificate properly endorsed (with a signature guarantee if required by the Warrant Agreement), either separately or in combination with one or more other Warrant Certificates, for one or more new Warrant Certificates for the same aggregate number of shares as were evidenced by the Warrant Certificate or Warrant Certificates exchanged.

          This Warrant Certificate is transferable at the office of the Warrant Agent maintained for that purpose in the City of New York in the manner and subject to the limitations set forth in the Warrant Agreement.

          The Warrants evidenced hereby are part of a duly authorized issue of Common Stock Purchase Warrants with rights to purchase an aggregate of up to 576,000 shares of Common Stock (subject to adjustment) and are issued under and in accordance with a Warrant Agreement dated as of January 31, 1997, between the Company and the Warrant Agent and are subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance hereof consents. Copies of the Warrant Agreement are on file at the above mentioned office of the Warrant Agent and may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

          The Holder hereof may be treated by the Company, the Warrant Agent, and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company, the Warrant Agent and all such other persons may treat the registered holder hereof as the owner for all purposes.

          The Warrants evidenced hereby do not entitle any Holder hereof to any of the rights of a stockholder of the Company.

          This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

          IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be executed by its duly authorized officers and the corporate seal hereunto affixed.

Dated:                        WHEREHOUSE ENTERTAINMENT, INC.



                              By: _____________________________
                                  Title:


                              ATTEST: _________________________
                                      Name:
                                      Title:


COUNTERSIGNED:

UNITED STATES TRUST COMPANY OF NEW YORK

WARRANT AGENT



By: ___________________________
    Name:
    Title:

                 WHEREHOUSE ENTERTAINMENT, INC.

                          PURCHASE FORM


          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant
Certificate for, and to purchase thereunder, ______ shares of Common Stock, provided for therein, and requests that certificates for such shares of Common Stock be issued in the name of:

Name:     _______________________________________________________
Address:  _______________________________________________________
_________________________________________________________________
Social Security or Taxpayer's
  Identification Number: ________________________________________

and, if said number of shares of Common Stock shall not be all the Common Stock purchasable thereunder, that a new Warrant Certificate for the balance remaining of the Common Stock purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his or her Assignee as below indicated and delivered to the address stated below.

Name of Warrantholder
  or Assignee:                ___________________________________
Address:                      ___________________________________
Social Security or Taxpayer's
  Identification Number:      ___________________________________
Signature: ___________________

Dated:    ____________________

Signature Guaranteed:

                              NOTICE:   The above signature must
                                        correspond with the name
                                        as written upon the face
                                        of this Warrant
                                        Certificate in every
                                        particular, without
                                        alteration or enlargement
                                        or any change whatever,
                                        unless this Warrant has
                                        been assigned.

                           ASSIGNMENT

                     (To be signed only upon
               assignment of Warrant Certificate)


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________
                               (Name of Assignee)

     __________________________________________________________

     __________________________________________________________

     __________________________________________________________

(Social Security or other Taxpayer Identification Number of Assignee) the within Warrants, hereby irrevocably constituting and appointing _________________________________________________
Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

     DATED:  _____________________


                              ______________________________
                              Signature of Registered Holder


Signature Guaranteed:

                              NOTICE:   The signature of this
                                        assignment must
                                        correspond with the name
                                        as it appears upon the
                                        face of the within
                                        Warrant Certificate in
                                        every particular, without
                                        alteration or enlargement
                                        or any change whatever.

                           EXHIBIT D-2


                   TRANCHE B WARRANT AGREEMENT

      ------------------------------------------------------------

                       WARRANT AGREEMENT
               RELATING TO THE ISSUANCE OF THE
                      TRANCHE B WARRANTS


                       WEI ACQUISITION CO.
(which will change its name to Wherehouse Entertainment, Inc.)
                              and
              UNITED STATES TRUST COMPANY OF NEW YORK

                  Dated as of January 31, 1997

      -------------------------------------------------------------

                        TABLE OF CONTENTS

Sections                                                  Page(s)

SECTION 1.   Appointment of Warrant Agent. . . . . . . . . . .  1

SECTION 2.   Form of Warrants. . . . . . . . . . . . . . . . .  1
             2.1.  Form of Warrant Certificates. . . . . . . .  1
             2.2.  Countersignature of Warrant
                    Certificates . . . . . . . . . . . . . . .  2
             2.3.  Registration. . . . . . . . . . . . . . . .  2

SECTION 3.   Transfer or Exchange of Warrants. . . . . . . . .  3
             3.1.  Transfer. . . . . . . . . . . . . . . . . .  3
             3.2.  Exchange of Warrant Certificates. . . . . .  3

SECTION 4.   . . . . . . . . . . . . . . . . . . . . . . . . .  3

SECTION 5.   Mutilated or Missing Warrants . . . . . . . . . .  3

SECTION 6.   Term of Warrants; Exercise of Warrants. . . . . .  4
             6.1.  Term of Warrants. . . . . . . . . . . . . .  4
             6.2.  Exercise of Warrants. . . . . . . . . . . .  4

SECTION 7.   Disposition of Proceeds on Exercise of
             Warrants. . . . . . . . . . . . . . . . . . . . .  5

SECTION 8.   Payment of Taxes. . . . . . . . . . . . . . . . .  5

SECTION 9.   Reservation of Warrant Shares; Purchase
             and Cancellation of Warrants. . . . . . . . . . .  5
             9.1.  Reservation of Warrant Shares . . . . . . .  5
             9.2.  Governmental Approvals and
                    Listings . . . . . . . . . . . . . . . . .  6
             9.3.  Purchase of Warrants by the
                    Company. . . . . . . . . . . . . . . . . .  6
             9.4.  Cancellation of Warrants. . . . . . . . . .  6

SECTION 10.  Exercise Price. . . . . . . . . . . . . . . . . .  6

SECTION 11.  Adjustment of Exercise Price and Number
             of Warrant Shares . . . . . . . . . . . . . . . .  6
             11.1.  Adjustments. . . . . . . . . . . . . . . .  6
                    (a)  Stock Dividends, Splits,
                         etc.. . . . . . . . . . . . . . . . .  7
                    (b)  Distributions of Assets . . . . . . .  7
                    (c)  Computation of Market
                         Price . . . . . . . . . . . . . . . .  8
                    (d)  Minimum Adjustment. . . . . . . . . .  8
                    (e)  Warrant Share Adjustment. . . . . . .  9
                    (f)  Notice of Adjustment. . . . . . . . .  9
                    (g)  Definition of Common Stock. . . . . .  9
                    (h)  Company May Reduce Exercise
                         Price or Increase Number of
                         Warrant Shares Purchasable. . . . . . 10
                    (i)  Subsequently Issued
                         Warrants. . . . . . . . . . . . . . . 10
                    (j)  Number of Warrant Shares on
                         Warrant Certificates. . . . . . . . . 10
             11.2.  No Adjustment for Dividends. . . . . . . . 10
             11.3.  Preservation of Purchase Rights
                    and Adjustment of Exercise Price
                    upon Merger, Consolidation,
                    etc. . . . . . . . . . . . . . . . . . . . 10

SECTION 12.  No Rights as Stockholders; Notices to
             Warrant Holders . . . . . . . . . . . . . . . . . 12

SECTION 13.  Purchase Rights . . . . . . . . . . . . . . . . . 13

SECTION 14.  Fractional Shares of Common Stock . . . . . . . . 13

SECTION 15.  Right of Action . . . . . . . . . . . . . . . . . 13

SECTION 16.  Inspection of Warrant Agreement . . . . . . . . . 14

SECTION 17.  Merger or Consolidation or Change of
             Name of Warrant Agent . . . . . . . . . . . . . . 14

SECTION 18.  Concerning the Warrant Agent. . . . . . . . . . . 14
             18.1.  Disclaimer of Representations. . . . . . . 15
             18.2.  No Responsibility for Failure of
                    Company's Covenants. . . . . . . . . . . . 15
             18.3.  Delegation . . . . . . . . . . . . . . . . 15
             18.4.  Opinion of Counsel . . . . . . . . . . . . 15
             18.5.  Officer's Certificate. . . . . . . . . . . 15
             18.6.  Compensation and Reimbursement . . . . . . 15
             18.7.  No Action Without Assurance of
                    Reimbursement. . . . . . . . . . . . . . . 16
             18.8.  Conflicts of Interest. . . . . . . . . . . 16
             18.9.  Solely as Agent. . . . . . . . . . . . . . 16
             18.10. Reliance on Documents. . . . . . . . . . . 16
             18.11. No Representation Regarding
                    Validity, Etc. . . . . . . . . . . . . . . 17
             18.12. Instructions from Company. . . . . . . . . 17

SECTION 19.  Change of Warrant Agent . . . . . . . . . . . . . 17

SECTION 20.  Identity of Transfer Agent. . . . . . . . . . . . 18

SECTION 21.  Notices . . . . . . . . . . . . . . . . . . . . . 18

SECTION 22.  Supplements and Amendments. . . . . . . . . . . . 18

SECTION 23.  Successors. . . . . . . . . . . . . . . . . . . . 19

SECTION 24.  Merger or Consolidation of the Company. . . . . . 19

SECTION 25.  Applicable Law. . . . . . . . . . . . . . . . . . 19

SECTION 26.  Benefits of this Agreement. . . . . . . . . . . . 19

SECTION 27.  Counterparts. . . . . . . . . . . . . . . . . . . 19

SECTION 28.  Captions. . . . . . . . . . . . . . . . . . . . . 20

SECTION 29.  Plan of Reorganization. . . . . . . . . . . . . . 20


EXHIBIT A. . . . . . . . . . . . . . . . . . . . . . . . . . .A-1

PURCHASE FORM. . . . . . . . . . . . . . . . . . . . . . . . .A-4

ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . .A-5

          WARRANT AGREEMENT relating to the issuance of the Tranche B Warrants, dated as of January 31, 1997, between WEI ACQUISITION CO. (which will change its name to Wherehouse Entertainment, Inc.), a Delaware corporation (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, as Warrant Agent (the "Warrant Agent").

                           WITNESSETH:

          WHEREAS, pursuant to the Debtors' First Amended Chapter 11 Plan, as Revised for Technical Corrections dated October 4, 1996 and Supplemental Amendments on December 2, 1996 and
December 13, 1996 (the "POR") and an Asset Purchase Agreement dated as of January 31, 1997 (the "ASSET PURCHASE AGREEMENT"), the Company will acquire substantially all of the assets of Wherehouse Entertainment, Inc., and its parent, WEI Holdings, Inc., which companies are debtors and debtors-in-possession (collectively, the "DEBTORS"), in Case No. 95-911 (HSB) (Jointly Administered) (the "BANKRUPTCY CASE") in the Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT");

          WHEREAS, as part of the purchase price for the assets of the Debtors to be acquired by the Company, the Company proposes to issue up to 100,000 Common Stock Purchase Warrants hereinafter described (the "Warrants") to purchase its Common Stock, par value $0.01 per share (the "Common Stock"), each Warrant entitling the registered owner thereof to purchase one share of Common Stock (each share of Common Stock purchasable upon the exercise of a Warrant being referred to herein as a "WARRANT SHARE"); and

          WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, transfer, exchange and exercise of the Warrants.

          NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants (the "Holders"), the Company and the Warrant Agent hereby agree as follows:

          SECTION 1.     APPOINTMENT OF WARRANT AGENT.

          The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions hereinafter set forth, and the Warrant Agent hereby accepts such appointment.

          SECTION 2.     FORM OF WARRANTS.

          2.1. Form of Warrant Certificates. The text of the Warrant certificate and of the form of election to purchase Warrant Shares shall be substantially as set forth in Exhibit A attached hereto. The Warrant certificates shall be appropriately printed, lithographed or engraved and may have such letters, numbers or other marks of identification as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The price per Warrant Share and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrant certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary. The signature of any of such officers on the Warrant certificates may be manual or facsimile.

          Warrant certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrant certifi-cates or did not hold such office on the date of this Agreement.

          Warrant certificates shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon exchange, substitution or transfer.

          2.2. Countersignature of Warrant Certificates. The Warrant certificates shall be manually countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrant certificates may be countersigned by the Warrant Agent (or by its successor as warrant agent hereunder) and may be delivered by the Warrant Agent notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, any Vice President or the Secretary of the Company, countersign, issue and deliver Warrant certificates entitling the Holders thereof to purchase in the aggregate Warrant Shares (subject to adjustment pursuant to Section 11 hereof) and shall countersign and deliver Warrant certificates as otherwise provided in this Agreement.

          2.3. Registration. The Warrant certificates shall be numbered and shall be registered in a register (the "Warrant Register") as they are issued. The Company and the Warrant Agent shall be entitled to treat the registered holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, notwithstanding any notice to the Company or the Warrant Agent to the contrary.

          SECTION 3.     TRANSFER OR EXCHANGE OF WARRANTS.

          3.1. Transfer. The Warrants shall be transferable only in the books of the Company maintained at the office or agency of the Warrant Agent in the City of New York upon delivery thereof duly endorsed by the Holder or by his or her duly authorized attorney or legal representative, or accompanied by proper evidence of succession, assignment or authority to transfer, which endorsement shall be guaranteed by a bank or trust company located in the United States or a broker or dealer that is a member of a national securities exchange. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Warrant Agent in its discretion. Upon any registration of transfer, the Warrant Agent shall countersign and deliver a new Warrant certificate to the person entitled thereto.

          3.2. Exchange of Warrant Certificates. Warrant certificates may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle such Holder to purchase. Any Holder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender, properly endorsed in the manner described in subsection 3.1 hereof, the Warrant certificate or certificates to be so exchanged. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested.

          SECTION 4.  [SECTION 4 INTENTIONALLY LEFT BLANK].


          SECTION 5.     MUTILATED OR MISSING WARRANTS.

          In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest, but only, in case of any such loss, theft or destruction, upon receipt of evidence satisfactory to the Company and the Warrant Agent thereof and an indemnity also satisfactory to them. An applicant for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

          SECTION 6.     TERM OF WARRANTS; EXERCISE OF WARRANTS.

          6.1. Term of Warrants. Subject to the terms of this Agreement, each Holder shall have the right until 5:00 P.M., New York time, on January 31, 2004 (the seventh anniversary of the Effective Date (as defined in the POR)) (the "Expiration Date"), to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Warrants.

          6.2. Exercise of Warrants. Warrant Shares may be purchased upon surrender to the Company at the office or agency of the Warrant Agent in the City of New York, of the certificate or certificates evidencing the Warrants to be exercised, together with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall, if the Warrant Shares are to be issued in the name of a person other than the Holder of the Warrant, be guaranteed by a bank or trust company located in the United States or a broker or dealer that is a member of a national securities exchange, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price (as defined in and determined in accordance with the provisions of Sections 10 and 11 hereof) for the number of Warrant Shares in respect of which such Warrants are then being exercised. Payment of the aggregate Exercise Price shall be made by certified or cashier's check, or by any combination thereof.

          Subject to Section 8 hereof, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered, with all reasonable dispatch, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price, as aforesaid; provided, however, that if such Warrants are surrendered, and the Exercise Price is paid, on a Saturday, Sunday or other day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close, or on a day when the Common Stock transfer books of the Company are closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the next succeeding Monday, Tuesday, Wednesday, Thursday or Friday on which such banking institutions are not so authorized or obligated to close (whether before or after the Expiration Date) and which is a day on which the Common Stock transfer books of the Company are open. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of less than all of the Warrant Shares specified therein at any time prior to the expiration of such Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificates pursuant to the provisions of this subsection and of subsection 2.2 hereof and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.

          SECTION 7.     DISPOSITION OF PROCEEDS ON EXERCISE OF
                         WARRANTS.

          The Warrant Agent shall account promptly to the Company with respect to the Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

          SECTION 8.     PAYMENT OF TAXES.

          The Company will pay all documentary stamp taxes, if any, attributable to the issuance of any Warrant certificates or certificates for Warrant Shares issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay, and the Holder shall pay, any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any Warrant certificates or certificates for Warrant Shares in a name other than that of the registered Holder of the Warrants that were surrendered and the Company shall not be required to issue or deliver such Warrant certificates or certificates for Warrant Shares unless or until the persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          SECTION 9.     RESERVATION OF WARRANT SHARES; PURCHASE
                         AND CANCELLATION OF WARRANTS.

          9.1. Reservation of Warrant Shares. There have been reserved, and the Company shall at all times keep reserved out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the right of purchase represented by the outstanding Warrants. The Company covenants that all Warrant Shares will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of it counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock, at such adjusted Exercise Price. The Transfer Agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose. Promptly after the Expiration Date, the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding and thereafter no shares shall be subject to reservation in respect of such Warrants.

          9.2. Governmental Approvals and Listings. The Company will as promptly as practicable take all action which may be necessary to obtain and keep effective (a) any and all permits, consents and approvals of governmental agencies and authorities, and will make any and all filings under federal and state securities laws, necessary in connection with the issuance, distribution and transfer of Warrant certificates, the exercise of the Warrants, and the issuance, sale, transfer and delivery of Warrant Shares and (b) if any of the Warrant Shares have been listed on any securities exchange, the listing of the Warrant Shares on any securities exchange on which the Common Stock may be listed (it being understood that the Company has no obligation to list any Warrant Shares with any securities exchange).

          9.3. Purchase of Warrants by the Company. The Company shall have the right, except as limited by law, other agreement or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

          9.4. Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, the related Warrant certificates shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel any Warrant certificate surrendered for exchange, substitution, transfer or exercise in whole or in part. Warrant certificates cancelled by the Warrant Agent pursuant to any provision of this Agreement shall be delivered to the Company or, upon the request of the Warrant Agent and with the consent of the Company, destroyed by the Warrant Agent. The Warrant Agent shall furnish to the Company written confirmation of the destruction of the Warrant certificates so cancelled.

          SECTION 10.    EXERCISE PRICE.

          The price per share at which Warrant Shares shall be purchasable upon exercise of each Warrant (the "Exercise Price") shall be $9.00, subject to adjustment pursuant to Section 11 hereof.

          SECTION 11.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER
                         OF WARRANT SHARES.

          11.1. Adjustments. The number and kind of securities purchasable upon the exercise of each Warrant and the Exercise
Price shall be subject to adjustment as follows:

          (a) Stock Dividends, Splits, etc. In case the Company shall at any time after the date of this Agreement (w) pay a dividend or make a distribution on its Common Stock which is paid or made (A) in Common Stock or other shares of the Company's capital stock or (B) in rights to purchase Common Stock or other capital stock of the Company if such rights are not exercisable or separable from the Common Stock except upon the occurrence of a contingency, (x) subdivide its outstanding Common Stock into a greater number of shares of Common Stock, (y) combine its outstanding shares into a smaller number of shares of Common Stock or (z) issue by reclassification of its Common Stock other securities of the Company, then, in any such event the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive upon exercise of such Warrant the kind and number of shares of the Company and rights to purchase Common Stock or other securities of the Company (or, in the event of the redemption of any such rights, any cash paid in respect of such redemption) that he, she or it would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph
     (a) shall become effective immediately after the opening of business on the next business day following the record date in the case of dividends or other distributions and shall become effective immediately after the opening of business on the next business day following the effective date in the case of a subdivision or combination.

          (b) Distributions of Assets. In case the Company shall at any time after the date of this Agreement distribute to all holders of its Common Stock evidences of indebtedness of the Company or assets of the Company (including cash dividends or distributions out of retained earnings other than cash dividends or distributions made on a quarterly or other periodic basis) or warrants to subscribe for securities of the Company (excluding those referred to in paragraph (a) above), then in each case the Exercise Price shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to such distribution by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as defined in paragraph (c) below) on the record date for determination of shareholders entitled to receive such distribution, less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, and of which the denominator shall be such market price per share of Common Stock; provided, however, that if the then current market price per share of Common Stock on the record date for determination of shareholders entitled to receive such distribution is less than the then fair value of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, the foregoing adjustment of the Exercise Price shall not be made and in lieu thereof the Holder of each Warrant shall be entitled to receive upon exercise of such Warrant in addition to the Common Stock the kind and number of assets, evidences of indebtedness, subscription rights and warrants (or, in the event of the redemption of any such evidences of indebtedness, subscription rights and warrants, any cash paid in respect of such redemption) that he or she would have owned or have been entitled to receive after the happening of such distribution had such Warrant been exercised immediately prior to the record date for such distribution. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

          (c) Computation of Market Price. For the purpose of any computation under this Agreement, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily Market Price (as defined below) per share for the 30 consecutive Trading Days (as defined below) commencing 45 Trading Days before the date in question. "Market Price" is defined as the closing sale price (or, if no closing sale price is reported, the closing bid price) for the Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if the Common Stock is not quoted on NASDAQ, as reported by the National Quotation Bureau Incorporated, or, if the Common Stock is not so reported, as furnished by any two members of the National Association of Securities Dealers, Inc., selected from time to time by the Company for that purpose. In the event that the Common Stock is hereafter listed for trading on one or more United States national or regional securities exchanges, Market Price shall be the closing price on the exchange or system designated by the Board of Directors of the Company as the principal United States market in which the Common Stock is traded. If Market Price cannot be established as described above, Market Price shall be the fair market value of the Common Stock as determined in good faith by the Board of Directors. "Trading Day" shall mean a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the City of Los Angeles and the State of California or New York, New York, are not authorized or obligated by law or executive order to close or, if the Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business.

          (d) Minimum Adjustment. No adjustment in the number of Warrant Shares purchasable hereunder or the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one per cent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant, or the Exercise Price, as the case may be; provided, however, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or the nearest ten-thousandth of a share, as the case may be.

          (e) Warrant Share Adjustment. Upon each adjustment of the Exercise Price as a result of the calculations made in paragraph (a) or (b) above, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest ten-thousandth) obtained by (A) multiplying (x) the number of shares covered by a Warrant immediately prior to such adjustment of the Exercise Price by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

          (f) Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of Warrants or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail by first class mail, postage prepaid, to each Holder of a Warrant or Warrants notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth (A) the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant Shares after such adjustment,
     (B) a brief statement of the facts requiring such adjustment and (C) the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist that may require any adjustment of the Exercise Price or the number of Warrant Shares or other stock or property purchasable upon exercise thereof or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

          (g) Definition of Common Stock. For the purpose of this subsection 11.1, the term "Common Stock" shall mean
     (A) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (B) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders of a Warrant or Warrants shall become entitled to purchase any securities of the Company other than Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this subsection 11.1 and the provisions of Section 6 and subsections 11.2 and 11.3, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

          (h) Company May Reduce Exercise Price or Increase Number of Warrant Shares Purchasable. The Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price, or increase the number of Common Shares purchasable upon exercise of each Warrant, to any amount deemed appropriate by the Board of Directors of the Company.

          (i) Subsequently Issued Warrants. All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise
     Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein.

          (j) Number of Warrant Shares on Warrant Certificates. Irrespective of any adjustment or change in the Exercise Price or the number of shares of Common Stock issuable upon the exercise of the Warrants, the Warrant certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed upon the initial Warrant certificates issued hereunder.

          11.2. No Adjustment for Dividends. Except as provided in subsection 11.1, no adjustment in respect of any dividends made on a quarterly or other periodic basis out of retained earnings shall be made during the term of a Warrant or upon the exercise of a Warrant.

          11.3. Preservation of Purchase Rights and Adjustment of Exercise Price upon Merger, Consolidation, etc. In case the Company shall consolidate or merge with or into any other corporation (other than a consolidation or merger in which the Company is the surviving corporation and each share of Common Stock outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger and no cash, securities or other property is distributed with respect to such shares) or shall sell or transfer all or substantially all of its assets to any corporation, the Company or such successor or purchasing corporation, as the case may be (collectively, the "acquiring corporation"), shall execute with the Warrant Agent an agreement that each Holder of a Warrant shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities, cash and other property that he or she would have owned or have been entitled to receive after the happening of such consolidation, merger or sale had such Warrant been exercised immediately prior to such action (assuming that such Holder, as a holder of Common Stock prior to such action, would not have exercised any rights of election as a holder of Common Stock as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger or sale; provided, that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger or sale is not the same for each non-electing share of Common Stock, then the kind and amount of securities, cash or other property receivable shall be deemed to be the kind and amount so receivable by a plurality of the non-electing shares). The Company shall mail by first-class mail, postage prepaid, to each Holder, notice of the execution of any agreement with an acquiring corporation as provided in the first sentence of this subsection 11.3. In addition to any adjustments required by this subsection 11.3, such agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 11. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the acquiring corporation (if other than the Company) resulting from such consolidation or merger or the acquiring corporation purchasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to each Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive and the other obligations of the Company under this Agreement. The provisions of this subsection 11.3 shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities, cash or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments.

          11.4 No Adjustment for Employee Compensation and Issuances to Alvarez & Marsal, Inc. Notwithstanding anything to the contrary contained herein, no adjustment to the Exercise Price or the number of shares of Common Stock purchasable upon exercise of any Warrant shall be made in connection with the issuance by the Company of any shares of Common Stock or options to purchase Common Stock or other securities which may be convertible or exercisable into shares of Common Stock to (i) any employee of the Company as compensation for services rendered to the Company or (ii) Alvarez & Marsal, Inc. ("A&M") or any of its affiliates, in connection with the management services to be provided by A&M to the Company under that certain Management Services Agreement dated as of January 31, 1997 between the Company, A&M, A&M Investment Associates #3, LLC, Antonio C. Alvarez II, Cerberus Partners, L.P. and certain of A&M's employees.

          SECTION 12.    NO RIGHTS AS STOCKHOLDERS; NOTICES TO
                         WARRANT HOLDERS.

          (a) Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company. If prior to the expiration of the Warrants:

               (A) the Company shall declare a dividend or other distribution on its Common Shares, other than (i) in cash as described in Section 11.2, (ii) in other shares of Common Stock, or (iii) in rights to purchase shares of Common Stock or other securities of the Company of the character described in paragraph (a) of subsection 11.1; or

               (B) the Company shall authorize the issuance to all holders of its Common Stock of rights or warrants entitling them to subscribe for or purchase any Common Stock or any other subscription rights or warrants (other than rights of the character described in paragraph (a) of subsection 11.1); or

               (C) there shall occur a reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding Common Stock); or

               (D)  the Company shall propose to effect any
     consolidation or merger into or with, or to effect any sale or other transfer requiring an adjustment pursuant to
     Section 11.3; or

               (E) the Company shall take an action ("Adjustment Action") which would cause an adjustment pursuant to Section 11 hereof of the number or kind of Common Stock (or other securities) purchasable upon the exercise of each Warrant or of the Exercise Price that would have the effect of reducing the price payable for a share of the Company's capital stock by a Holder upon exercise of a Warrant to an amount which is less than the current value of such share; or

               (F)  a voluntary or involuntary dissolution,
     liquidation or winding up of the Company shall be proposed;

then, in any such event, the Company shall cause to be mailed to the Warrant Agent and the Holders in the manner provided in
Section 21 hereof, at least 20 days prior to the applicable record or effective date hereinafter specified, a notice stating
(i) the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (ii) the date on which such reclassification, Adjustment Action, consolidation, merger, sale, transfer, dissolution, liquidation, or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of securities or other property, if any, deliverable upon such reclassification, Adjustment Action, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Such notice shall also state whether such transaction will result in any adjustment of the number or kind of Common Stock (or other securities) purchasable upon the exercise of a Warrant or of the Exercise Price and, if so, shall set forth the nature thereof and the date upon which it will become effective. In the event the Company gives notice to the holders of its Common Stock of the declaration or distribution of rights to purchase Common Stock or other securities of the Company of the character described in paragraph (a) of subsection 11.1, the Company will give concurrently a similar notice to the Holders in the manner provided in Section 21 hereof. The failure to give the notices required by this Section 12, or any defect therein, shall not affect the legality or validity of any such dividend, distribution, right, warrant, reclassification, Adjustment Action, dissolution, liquidation or winding up or other action, or the vote on any action authorizing the same.

          SECTION 13.    PURCHASE RIGHTS.

          If at any time or from time to time on or after the date of the Agreement, the Corporation shall give notice (a "Purchase Rights Notice") pursuant to paragraph (B) of Section 12(a) of an issuance of rights or warrants, (the "Purchase Rights") to all record holders of Common Stock, such issuance shall not result in an adjustment of the Exercise Price or the number of Warrants under Section 11 hereof, but each Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if it had held the number of shares of Common Stock acquirable upon exercise of the Warrants immediately before the record date for the grant, issuance, or sale of such Purchase Rights. The Purchase Rights Notice shall describe the Purchase Rights and their availability to the Holders.

          SECTION 14.    FRACTIONAL SHARES OF COMMON STOCK.

          The Company will not issue fractions of Warrants or distribute Warrant certificates which evidence fractional Warrants. In lieu of such fractional Warrants, there shall be paid to the Holders to whom Warrant certificates representing such fractional Warrants would otherwise be issuable an amount in cash equal to the product of such fraction of a Warrant multiplied by the current market price per share of Common Stock issuable with respect to such fraction of a Warrant.

          SECTION 15.    RIGHT OF ACTION.

          All rights of action in respect of this Agreement are vested in the respective Holders of the Warrant certificates, and any Holder of any Warrant certificate, without the consent of the Warrant Agent or of the Holder of any other Warrant certificate, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such Holder's right to exercise the Warrants evidenced by such Warrant certificate in the manner provided in such Warrant certificate and in this Agreement.

          SECTION 16.    INSPECTION OF WARRANT AGREEMENT.

          The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office in the City of New York for that purpose. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

          SECTION 17.    MERGER OR CONSOLIDATION OR CHANGE OF
                         NAME OF WARRANT AGENT.

          Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as successor Warrant Agent under the provisions of Section 19 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent, and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

          SECTION 18.    CONCERNING THE WARRANT AGENT.

          The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:

          18.1. Disclaimer of Representations. The statements contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

          18.2. No Responsibility for Failure of Company's Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants.

          18.3. Delegation. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees), and the Warrant Agent shall not be answerable or accountable for any act, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from such neglect or misconduct provided reasonable care shall have been exercised in the selection and continued employment thereof.

          18.4. Opinion of Counsel. The Warrant Agent may consult at any time with legal counsel satisfactory to it, and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          18.5. Officer's Certificate. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          18.6. Compensation and Reimbursement. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the performance of its duties under this Agreement, and agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement except as a result of the Warrant Agent's gross negligence or willful misconduct.

          18.7. No Action Without Assurance of Reimbursement. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred; but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights or action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

          18.8. Conflicts of Interest. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          18.9. Solely as Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

          18.10. Reliance on Documents. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          18.11. No Representation Regarding Validity, Etc. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will when issued be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

          18.12. Instructions from Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such Officers.

          SECTION 19.    CHANGE OF WARRANT AGENT.

          The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company 60 days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 50 days after such notice of removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his Warrant for inspection by the Company), then the resigning, discharged or removed Warrant Agent or any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Company or such court, shall be (a) a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as warrant agent a combined capital and surplus of at least $100,000,000, as set forth in its most recent published annual report of condition or (b) an affiliate of a corporation described in clause (a) above. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent hereunder without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 19, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall mail, by first-class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

          SECTION 20.    IDENTITY OF TRANSFER AGENT.

          Forthwith upon the appointment of any subsequent Transfer Agent for the Company's shares of Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

          SECTION 21.    NOTICES.

          Any notice pursuant to this Agreement by the Company or by the Holder of any Warrant to the Warrant Agent, or by the Warrant Agent or by the Holder of any Warrant to the Company, shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested, (a) if to the Company, to WEI Acquisition Co., 19701 Hamilton Avenue, Torrance, California 90502-1334, Attention:
Henry Del Castillo and, if to the Warrant Agent, to United States Trust Company of New York, Corporate Trust Division, 114 West 47th Street, 15th Floor, New York, NY 10036-1532;, Attention:
Louis Young. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

          Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders of Warrants shall be in writing and shall be deemed to have been duly given if mailed by first-class mail, postage prepaid, to such Holders at their respective addresses on the Warrant Register of the Warrant Agent.

          SECTION 22.    SUPPLEMENTS AND AMENDMENTS.

          (a) The Company and the Warrant Agent may from time to time supplement or amend this Agreement, without the approval of any Holder in order to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect the interests of the Holders of Warrants.

          (b) In addition to the foregoing, with the consent of Holders of Warrants entitled, upon exercise thereof, to receive not less than two-thirds of the shares of Common Stock issuable thereunder, the Company and the Warrant Agent may modify this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Holders of the Warrants; provided, however, that no modification of the terms (including, but not limited to the adjustments described in Section 11) upon which the Warrants are exercisable or reducing the percentage required for consent to modification of this Agreement, no acceleration of the Expiration Date and no increase in the Exercise Price may, in each case, be made without the consent of the Holder of each outstanding Warrant affected thereby.

          SECTION 23.    SUCCESSORS.

          All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 24.    MERGER OR CONSOLIDATION OF THE COMPANY.

          The Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent in the exercise of its reasonable judgment and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

          SECTION 25.    APPLICABLE LAW.

          This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the internal laws of the State of New York (without preference to conflicts of law principles) and for all purposes shall be construed in accordance with the laws of said State.

          SECTION 26.    BENEFITS OF THIS AGREEMENT.

          Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, and their respective successors and assigns hereunder, and the holders from time to time of the Warrants.

          SECTION 27.    COUNTERPARTS.

          This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          SECTION 28.    CAPTIONS.

          The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

          SECTION 29.    PLAN OF REORGANIZATION.

          The Company will comply for the benefit of the Holders with Section 8.04 of the POR.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              WEI ACQUISITION CO.



                              By   ___________________________
                                   Name:
                                   Title:




                              UNITED STATES TRUST COMPANY OF NEW
                              YORK,
                                   as Warrant Agent



                              By   ___________________________
                                   Name:
                                   Title:

        TRANCHE B WARRANT TO PURCHASE COMMON STOCK VOID AFTER
             5:00 P.M., NEW YORK TIME, ON JANUARY 31, 2004

                  WHEREHOUSE ENTERTAINMENT, INC.



          This certifies that, for value received, __________ ___________________ or registered assigns (the "Holder"), is entitled to purchase from Wherehouse Entertainment, Inc., a Delaware corporation (the "Company"), until 5:00 P.M., New York time, on January 31, 2004, or such other date as may be provided for pursuant to the Warrant Agreement referred to below (the "Expiration Date"), at the purchase price of $9.00 per share (the "Exercise Price"), a number of shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") that is equal to the number of Warrants represented hereby. The number of shares purchasable upon exercise of this Warrant and the Exercise Price per share are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

          The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side hereof duly executed (with a signature guarantee if required by the Warrant Agreement) and simultaneous payment of the Exercise Price (subject to adjustment) at the office or agency of the Company maintained for that purpose in the City of New York. Initially, United States Trust Company of New York will act as Warrant Agent (the "Warrant Agent"). Payment of such price shall be made at the option of the holder hereof by certified or cashier's check. No fractional shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any such fraction upon the exercise of one or more Warrants, all as provided in the Warrant Agreement.

          Upon any partial exercise of this Warrant Certificate, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the shares as to which this Warrant shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent maintained for that purpose in the City of New York by surrender of this Warrant Certificate properly endorsed (with a signature guarantee if required by the Warrant Agreement), either separately or in combination with one or more other Warrant Certificates, for one or more new Warrant Certificates for the same aggregate number of shares as were evidenced by the Warrant Certificate or Warrant Certificates exchanged.

          This Warrant Certificate is transferable at the office of the Warrant Agent maintained for that purpose in the City of New York in the manner and subject to the limitations set forth in the Warrant Agreement.

          The Warrants evidenced hereby are part of a duly authorized issue of Common Stock Purchase Warrants with rights to purchase an aggregate of up to 100,000 shares of Common Stock (subject to adjustment) and are issued under and in accordance with a Warrant Agreement dated as of January 31, 1997, between the Company and the Warrant Agent and are subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance hereof consents. Copies of the Warrant Agreement are on file at the above mentioned office of the Warrant Agent and may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

          The Holder hereof may be treated by the Company, the Warrant Agent, and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company, the Warrant Agent and all such other persons may treat the registered holder hereof as the owner for all purposes.

          The Warrants evidenced hereby do not entitle any Holder hereof to any of the rights of a stockholder of the Company.

          This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

          IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be executed by its duly authorized officers and the corporate seal hereunto affixed.

Dated:                        WHEREHOUSE ENTERTAINMENT, INC.



                              By: _____________________________
                                  Title:


                              ATTEST: _________________________
                                      Name:
                                      Title:


COUNTERSIGNED:

UNITED STATES TRUST COMPANY OF NEW YORK

WARRANT AGENT



By: ___________________________
    Name:
    Title:

                 WHEREHOUSE ENTERTAINMENT, INC.

                          PURCHASE FORM


          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant
Certificate for, and to purchase thereunder, ______ shares of Common Stock, provided for therein, and requests that certificates for such shares of Common Stock be issued in the name of:

Name:     _______________________________________________________
Address:  _______________________________________________________
_________________________________________________________________
Social Security or Taxpayer's
  Identification Number: ________________________________________

and, if said number of shares of Common Stock shall not be all the Common Stock purchasable thereunder, that a new Warrant Certificate for the balance remaining of the Common Stock purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his or her Assignee as below indicated and delivered to the address stated below.

Name of Warrantholder
  or Assignee:                ___________________________________
Address:                      ___________________________________
Social Security or Taxpayer's
  Identification Number:      ___________________________________
Signature: ___________________

Dated:    ____________________

Signature Guaranteed:

                              NOTICE:   The above signature must
                                        correspond with the name
                                        as written upon the face
                                        of this Warrant
                                        Certificate in every
                                        particular, without
                                        alteration or enlargement
                                        or any change whatever,
                                        unless this Warrant has
                                        been assigned.

                           ASSIGNMENT

                     (To be signed only upon
               assignment of Warrant Certificate)


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________
                  (Name of Assignee)

     __________________________________________________________

     __________________________________________________________

     __________________________________________________________

(Social Security or other Taxpayer Identification Number of
Assignee)
the within Warrants, hereby irrevocably constituting and appointing _____________________________________________________
Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

     DATED:  _____________________


                              ______________________________
                              Signature of Registered Holder


Signature Guaranteed:

                              NOTICE:   The signature of this
                                        assignment must
                                        correspond with the name
                                        as it appears upon the
                                        face of the within
                                        Warrant Certificate in
                                        every particular, without
                                        alteration or enlargement
                                        or any change whatever.

                           EXHIBIT D-3



                   TRANCHE C WARRANT AGREEMENT


    -----------------------------------------------------------

                        WARRANT AGREEMENT
                 RELATING TO THE ISSUANCE OF THE
                       TRANCHE C WARRANTS

                        WEI ACQUISITION CO.
    (which will change its name to Wherehouse Entertainment, Inc.)

                                and

               UNITED STATES TRUST COMPANY OF NEW YORK

                    Dated as of January 31, 1997

   --------------------------------------------------------------

                        TABLE OF CONTENTS

Sections                                                  Page(s)

SECTION 1.   Appointment of Warrant Agent. . . . . . . . . . .  1

SECTION 2.   Form of Warrants. . . . . . . . . . . . . . . . .  1
             2.1.  Form of Warrant Certificates. . . . . . . .  1
             2.2.  Countersignature of Warrant
                    Certificates . . . . . . . . . . . . . . .  2
             2.3.  Registration. . . . . . . . . . . . . . . .  2

SECTION 3.   Transfer or Exchange of Warrants. . . . . . . . .  3
             3.1.  Transfer. . . . . . . . . . . . . . . . . .  3
             3.2.  Exchange of Warrant Certificates. . . . . .  3

SECTION 4.   . . . . . . . . . . . . . . . . . . . . . . . . .  3

SECTION 5.   Mutilated or Missing Warrants . . . . . . . . . .  3

SECTION 6.   Term of Warrants; Exercise of Warrants. . . . . .  4
             6.1.  Term of Warrants. . . . . . . . . . . . . .  4
             6.2.  Exercise of Warrants. . . . . . . . . . . .  4

SECTION 7.   Disposition of Proceeds on Exercise of
             Warrants. . . . . . . . . . . . . . . . . . . . .  5

SECTION 8.   Payment of Taxes. . . . . . . . . . . . . . . . .  5

SECTION 9.   Reservation of Warrant Shares; Purchase
             and Cancellation of Warrants. . . . . . . . . . .  5
             9.1.  Reservation of Warrant Shares . . . . . . .  5
             9.2.  Governmental Approvals and
                    Listings . . . . . . . . . . . . . . . . .  6
             9.3.  Purchase of Warrants by the
                    Company. . . . . . . . . . . . . . . . . .  6
             9.4.  Cancellation of Warrants. . . . . . . . . .  6

SECTION 10.  Exercise Price. . . . . . . . . . . . . . . . . .  6

SECTION 11.  Adjustment of Exercise Price and Number
             of Warrant Shares . . . . . . . . . . . . . . . .  6
             11.1.  Adjustments. . . . . . . . . . . . . . . .  6
                    (a)  Stock Dividends, Splits,
                         etc.. . . . . . . . . . . . . . . . .  7
                    (b)  Distributions of Assets . . . . . . .  7
                    (c)  Computation of Market
                         Price . . . . . . . . . . . . . . . .  8
                    (d)  Minimum Adjustment. . . . . . . . . .  8
                    (e)  Warrant Share Adjustment. . . . . . .  9
                    (f)  Notice of Adjustment. . . . . . . . .  9
                    (g)  Definition of Common Stock. . . . . .  9
                    (h)  Company May Reduce Exercise
                         Price or Increase Number of
                         Warrant Shares Purchasable. . . . . . 10
                    (i)  Subsequently Issued
                         Warrants. . . . . . . . . . . . . . . 10
                    (j)  Number of Warrant Shares on
                         Warrant Certificates. . . . . . . . . 10
             11.2.  No Adjustment for Dividends. . . . . . . . 10
             11.3.  Preservation of Purchase Rights
                    and Adjustment of Exercise Price
                    upon Merger, Consolidation,
                    etc. . . . . . . . . . . . . . . . . . . . 10

SECTION 12.  No Rights as Stockholders; Notices to
             Warrant Holders . . . . . . . . . . . . . . . . . 12

SECTION 13.  Purchase Rights . . . . . . . . . . . . . . . . . 13

SECTION 14.  Fractional Shares of Common Stock . . . . . . . . 13

SECTION 15.  Right of Action . . . . . . . . . . . . . . . . . 13

SECTION 16.  Inspection of Warrant Agreement . . . . . . . . . 14

SECTION 17.  Merger or Consolidation or Change of
             Name of Warrant Agent . . . . . . . . . . . . . . 14

SECTION 18.  Concerning the Warrant Agent. . . . . . . . . . . 14
             18.1.  Disclaimer of Representations. . . . . . . 15
             18.2.  No Responsibility for Failure of
                    Company's Covenants. . . . . . . . . . . . 15
             18.3.  Delegation . . . . . . . . . . . . . . . . 15
             18.4.  Opinion of Counsel . . . . . . . . . . . . 15
             18.5.  Officer's Certificate. . . . . . . . . . . 15
             18.6.  Compensation and Reimbursement . . . . . . 15
             18.7.  No Action Without Assurance of
                    Reimbursement. . . . . . . . . . . . . . . 16
             18.8.  Conflicts of Interest. . . . . . . . . . . 16
             18.9.  Solely as Agent. . . . . . . . . . . . . . 16
             18.10. Reliance on Documents. . . . . . . . . . . 16
             18.11. No Representation Regarding
                    Validity, Etc. . . . . . . . . . . . . . . 17
             18.12. Instructions from Company. . . . . . . . . 17

SECTION 19.  Change of Warrant Agent . . . . . . . . . . . . . 17

SECTION 20.  Identity of Transfer Agent. . . . . . . . . . . . 18

SECTION 21.  Notices . . . . . . . . . . . . . . . . . . . . . 18

SECTION 22.  Supplements and Amendments. . . . . . . . . . . . 18

SECTION 23.  Successors. . . . . . . . . . . . . . . . . . . . 19

SECTION 24.  Merger or Consolidation of the Company. . . . . . 19

SECTION 25.  Applicable Law. . . . . . . . . . . . . . . . . . 19

SECTION 26.  Benefits of this Agreement. . . . . . . . . . . . 19

SECTION 27.  Counterparts. . . . . . . . . . . . . . . . . . . 19

SECTION 28.  Captions. . . . . . . . . . . . . . . . . . . . . 20

SECTION 29.  Plan of Reorganization. . . . . . . . . . . . . . 20


EXHIBIT A. . . . . . . . . . . . . . . . . . . . . . . . . . .A-1

PURCHASE FORM. . . . . . . . . . . . . . . . . . . . . . . . .A-4

ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . .A-5

          WARRANT AGREEMENT relating to the issuance of the Tranche C Warrants, dated as of January 31, 1997, between WEI ACQUISITION CO. (which will change its name to Wherehouse Entertainment, Inc.), a Delaware corporation (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, as Warrant Agent (the "Warrant Agent").

                           WITNESSETH:

          WHEREAS, pursuant to the Debtors' First Amended Chapter 11 Plan, as Revised for Technical Corrections dated October 4, 1996 and Supplemental Amendments on December 2, 1996 and
December 13, 1996 (the "POR") and an Asset Purchase Agreement dated as of January 31, 1997 (the "ASSET PURCHASE AGREEMENT"), the Company will acquire substantially all of the assets of Wherehouse Entertainment, Inc., and its parent, WEI Holdings, Inc., which companies are debtors and debtors-in-possession (collectively, the "DEBTORS"), in Case No. 95-911 (HSB) (Jointly Administered) (the "BANKRUPTCY CASE") in the Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT");

          WHEREAS, as part of the purchase price for the assets of the Debtors to be acquired by the Company, the Company proposes to issue up to 100,000 Common Stock Purchase Warrants hereinafter described (the "Warrants") to purchase its Common Stock, par value $0.01 per share (the "Common Stock"), each Warrant entitling the registered owner thereof to purchase one share of Common Stock (each share of Common Stock purchasable upon the exercise of a Warrant being referred to herein as a "WARRANT SHARE"); and

          WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance, transfer, exchange and exercise of the Warrants.

          NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants (the "Holders"), the Company and the Warrant Agent hereby agree as follows:

          SECTION 1.     APPOINTMENT OF WARRANT AGENT.

          The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the terms and conditions hereinafter set forth, and the Warrant Agent hereby accepts such appointment.

          SECTION 2.     FORM OF WARRANTS.

          2.1. Form of Warrant Certificates. The text of the Warrant certificate and of the form of election to purchase Warrant Shares shall be substantially as set forth in Exhibit A attached hereto. The Warrant certificates shall be appropriately printed, lithographed or engraved and may have such letters, numbers or other marks of identification as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The price per Warrant Share and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrant certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary. The signature of any of such officers on the Warrant certificates may be manual or facsimile.

          Warrant certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrant certifi-cates or did not hold such office on the date of this Agreement.

          Warrant certificates shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon exchange, substitution or transfer.

          2.2. Countersignature of Warrant Certificates. The Warrant certificates shall be manually countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrant certificates may be countersigned by the Warrant Agent (or by its successor as warrant agent hereunder) and may be delivered by the Warrant Agent notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, any Vice President or the Secretary of the Company, countersign, issue and deliver Warrant certificates entitling the Holders thereof to purchase in the aggregate Warrant Shares (subject to adjustment pursuant to Section 11 hereof) and shall countersign and deliver Warrant certificates as otherwise provided in this Agreement.

          2.3. Registration. The Warrant certificates shall be numbered and shall be registered in a register (the "Warrant Register") as they are issued. The Company and the Warrant Agent shall be entitled to treat the registered holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, notwithstanding any notice to the Company or the Warrant Agent to the contrary.

          SECTION 3.     TRANSFER OR EXCHANGE OF WARRANTS.

          3.1. Transfer. The Warrants shall be transferable only in the books of the Company maintained at the office or agency of the Warrant Agent in the City of New York upon delivery thereof duly endorsed by the Holder or by his or her duly authorized attorney or legal representative, or accompanied by proper evidence of succession, assignment or authority to transfer, which endorsement shall be guaranteed by a bank or trust company located in the United States or a broker or dealer that is a member of a national securities exchange. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Warrant Agent in its discretion. Upon any registration of transfer, the Warrant Agent shall countersign and deliver a new Warrant certificate to the person entitled thereto.

          3.2. Exchange of Warrant Certificates. Warrant certificates may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle such Holder to purchase. Any Holder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender, properly endorsed in the manner described in subsection 3.1 hereof, the Warrant certificate or certificates to be so exchanged. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested.

          SECTION 4.  [SECTION 4 INTENTIONALLY LEFT BLANK].


          SECTION 5.     MUTILATED OR MISSING WARRANTS.

          In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest, but only, in case of any such loss, theft or destruction, upon receipt of evidence satisfactory to the Company and the Warrant Agent thereof and an indemnity also satisfactory to them. An applicant for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

          SECTION 6.     TERM OF WARRANTS; EXERCISE OF WARRANTS.

          6.1. Term of Warrants. Subject to the terms of this Agreement, each Holder shall have the right until 5:00 P.M., New York time, on January 31, 2004 (the seventh anniversary of the Effective Date (as defined in the POR)) (the "Expiration Date"), to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Warrants.

          6.2. Exercise of Warrants. Warrant Shares may be purchased upon surrender to the Company at the office or agency of the Warrant Agent in the City of New York, of the certificate or certificates evidencing the Warrants to be exercised, together with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall, if the Warrant Shares are to be issued in the name of a person other than the Holder of the Warrant, be guaranteed by a bank or trust company located in the United States or a broker or dealer that is a member of a national securities exchange, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price (as defined in and determined in accordance with the provisions of Sections 10 and 11 hereof) for the number of Warrant Shares in respect of which such Warrants are then being exercised. Payment of the aggregate Exercise Price shall be made by certified or cashier's check, or by any combination thereof.

          Subject to Section 8 hereof, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered, with all reasonable dispatch, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price, as aforesaid; provided, however, that if such Warrants are surrendered, and the Exercise Price is paid, on a Saturday, Sunday or other day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close, or on a day when the Common Stock transfer books of the Company are closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the next succeeding Monday, Tuesday, Wednesday, Thursday or Friday on which such banking institutions are not so authorized or obligated to close (whether before or after the Expiration Date) and which is a day on which the Common Stock transfer books of the Company are open. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of less than all of the Warrant Shares specified therein at any time prior to the expiration of such Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificates pursuant to the provisions of this subsection and of subsection 2.2 hereof and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purpose.

          SECTION 7.     DISPOSITION OF PROCEEDS ON EXERCISE OF
                         WARRANTS.

          The Warrant Agent shall account promptly to the Company with respect to the Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

          SECTION 8.     PAYMENT OF TAXES.

          The Company will pay all documentary stamp taxes, if any, attributable to the issuance of any Warrant certificates or certificates for Warrant Shares issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay, and the Holder shall pay, any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any Warrant certificates or certificates for Warrant Shares in a name other than that of the registered Holder of the Warrants that were surrendered and the Company shall not be required to issue or deliver such Warrant certificates or certificates for Warrant Shares unless or until the persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          SECTION 9.     RESERVATION OF WARRANT SHARES; PURCHASE
                         AND CANCELLATION OF WARRANTS.

          9.1. Reservation of Warrant Shares. There have been reserved, and the Company shall at all times keep reserved out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the right of purchase represented by the outstanding Warrants. The Company covenants that all Warrant Shares will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of it counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock, at such adjusted Exercise Price. The Transfer Agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose. Promptly after the Expiration Date, the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding and thereafter no shares shall be subject to reservation in respect of such Warrants.

          9.2. Governmental Approvals and Listings. The Company will as promptly as practicable take all action which may be necessary to obtain and keep effective (a) any and all permits, consents and approvals of governmental agencies and authorities, and will make any and all filings under federal and state securities laws, necessary in connection with the issuance, distribution and transfer of Warrant certificates, the exercise of the Warrants, and the issuance, sale, transfer and delivery of Warrant Shares and (b) if any of the Warrant Shares have been listed on any securities exchange, the listing of the Warrant Shares on any securities exchange on which the Common Stock may be listed (it being understood that the Company has no obligation to list any Warrant Shares with any securities exchange).

          9.3. Purchase of Warrants by the Company. The Company shall have the right, except as limited by law, other agreement or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

          9.4. Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants, the related Warrant certificates shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel any Warrant certificate surrendered for exchange, substitution, transfer or exercise in whole or in part. Warrant certificates cancelled by the Warrant Agent pursuant to any provision of this Agreement shall be delivered to the Company or, upon the request of the Warrant Agent and with the consent of the Company, destroyed by the Warrant Agent. The Warrant Agent shall furnish to the Company written confirmation of the destruction of the Warrant certificates so cancelled.

          SECTION 10.    EXERCISE PRICE.

          The price per share at which Warrant Shares shall be purchasable upon exercise of each Warrant (the "Exercise Price") shall be $11.00, subject to adjustment pursuant to Section 11 hereof.

          SECTION 11.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER
                         OF WARRANT SHARES.

          11.1. Adjustments. The number and kind of securities purchasable upon the exercise of each Warrant and the Exercise
Price shall be subject to adjustment as follows:

          (a) Stock Dividends, Splits, etc. In case the Company shall at any time after the date of this Agreement (w) pay a dividend or make a distribution on its Common Stock which is paid or made (A) in Common Stock or other shares of the Company's capital stock or (B) in rights to purchase Common Stock or other capital stock of the Company if such rights are not exercisable or separable from the Common Stock except upon the occurrence of a contingency, (x) subdivide its outstanding Common Stock into a greater number of shares of Common Stock, (y) combine its outstanding shares into a smaller number of shares of Common Stock or (z) issue by reclassification of its Common Stock other securities of the Company, then, in any such event the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive upon exercise of such Warrant the kind and number of shares of the Company and rights to purchase Common Stock or other securities of the Company (or, in the event of the redemption of any such rights, any cash paid in respect of such redemption) that he, she or it would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph
     (a) shall become effective immediately after the opening of business on the next business day following the record date in the case of dividends or other distributions and shall become effective immediately after the opening of business on the next business day following the effective date in the case of a subdivision or combination.

          (b) Distributions of Assets. In case the Company shall at any time after the date of this Agreement distribute to all holders of its Common Stock evidences of indebtedness of the Company or assets of the Company (including cash dividends or distributions out of retained earnings other than cash dividends or distributions made on a quarterly or other periodic basis) or warrants to subscribe for securities of the Company (excluding those referred to in paragraph (a) above), then in each case the Exercise Price shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to such distribution by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as defined in paragraph (c) below) on the record date for determination of shareholders entitled to receive such distribution, less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, and of which the denominator shall be such market price per share of Common Stock; provided, however, that if the then current market price per share of Common Stock on the record date for determination of shareholders entitled to receive such distribution is less than the then fair value of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, the foregoing adjustment of the Exercise Price shall not be made and in lieu thereof the Holder of each Warrant shall be entitled to receive upon exercise of such Warrant in addition to the Common Stock the kind and number of assets, evidences of indebtedness, subscription rights and warrants (or, in the event of the redemption of any such evidences of indebtedness, subscription rights and warrants, any cash paid in respect of such redemption) that he or she would have owned or have been entitled to receive after the happening of such distribution had such Warrant been exercised immediately prior to the record date for such distribution. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

          (c) Computation of Market Price. For the purpose of any computation under this Agreement, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily Market Price (as defined below) per share for the 30 consecutive Trading Days (as defined below) commencing 45 Trading Days before the date in question. "Market Price" is defined as the closing sale price (or, if no closing sale price is reported, the closing bid price) for the Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if the Common Stock is not quoted on NASDAQ, as reported by the National Quotation Bureau Incorporated, or, if the Common Stock is not so reported, as furnished by any two members of the National Association of Securities Dealers, Inc., selected from time to time by the Company for that purpose. In the event that the Common Stock is hereafter listed for trading on one or more United States national or regional securities exchanges, Market Price shall be the closing price on the exchange or system designated by the Board of Directors of the Company as the principal United States market in which the Common Stock is traded. If Market Price cannot be established as described above, Market Price shall be the fair market value of the Common Stock as determined in good faith by the Board of Directors. "Trading Day" shall mean a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the City of Los Angeles and the State of California or New York, New York, are not authorized or obligated by law or executive order to close or, if the Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business.

          (d) Minimum Adjustment. No adjustment in the number of Warrant Shares purchasable hereunder or the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one per cent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant, or the Exercise Price, as the case may be; provided, however, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or the nearest ten-thousandth of a share, as the case may be.

          (e) Warrant Share Adjustment. Upon each adjustment of the Exercise Price as a result of the calculations made in paragraph (a) or (b) above, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest ten-thousandth) obtained by (A) multiplying (x) the number of shares covered by a Warrant immediately prior to such adjustment of the Exercise Price by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

          (f) Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of Warrants or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail by first class mail, postage prepaid, to each Holder of a Warrant or Warrants notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth (A) the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant Shares after such adjustment,
     (B) a brief statement of the facts requiring such adjustment and (C) the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist that may require any adjustment of the Exercise Price or the number of Warrant Shares or other stock or property purchasable upon exercise thereof or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

          (g) Definition of Common Stock. For the purpose of this subsection 11.1, the term "Common Stock" shall mean
     (A) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (B) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders of a Warrant or Warrants shall become entitled to purchase any securities of the Company other than Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this subsection 11.1 and the provisions of Section 6 and subsections 11.2 and 11.3, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

          (h) Company May Reduce Exercise Price or Increase Number of Warrant Shares Purchasable. The Company may, at its option, at any time during the term of the Warrants, reduce the then current Exercise Price, or increase the number of Common Shares purchasable upon exercise of each Warrant, to any amount deemed appropriate by the Board of Directors of the Company.

          (i) Subsequently Issued Warrants. All Warrants originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise
     Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Warrants, all subject to further adjustment as provided herein.

          (j) Number of Warrant Shares on Warrant Certificates. Irrespective of any adjustment or change in the Exercise Price or the number of shares of Common Stock issuable upon the exercise of the Warrants, the Warrant certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed upon the initial Warrant certificates issued hereunder.

          11.2. No Adjustment for Dividends. Except as provided in subsection 11.1, no adjustment in respect of any dividends made on a quarterly or other periodic basis out of retained earnings shall be made during the term of a Warrant or upon the exercise of a Warrant.

          11.3. Preservation of Purchase Rights and Adjustment of Exercise Price upon Merger, Consolidation, etc. In case the Company shall consolidate or merge with or into any other corporation (other than a consolidation or merger in which the Company is the surviving corporation and each share of Common Stock outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger and no cash, securities or other property is distributed with respect to such shares) or shall sell or transfer all or substantially all of its assets to any corporation, the Company or such successor or purchasing corporation, as the case may be (collectively, the "acquiring corporation"), shall execute with the Warrant Agent an agreement that each Holder of a Warrant shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities, cash and other property that he or she would have owned or have been entitled to receive after the happening of such consolidation, merger or sale had such Warrant been exercised immediately prior to such action (assuming that such Holder, as a holder of Common Stock prior to such action, would not have exercised any rights of election as a holder of Common Stock as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger or sale; provided, that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger or sale is not the same for each non-electing share of Common Stock, then the kind and amount of securities, cash or other property receivable shall be deemed to be the kind and amount so receivable by a plurality of the non-electing shares). The Company shall mail by first-class mail, postage prepaid, to each Holder, notice of the execution of any agreement with an acquiring corporation as provided in the first sentence of this subsection 11.3. In addition to any adjustments required by this subsection 11.3, such agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 11. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the acquiring corporation (if other than the Company) resulting from such consolidation or merger or the acquiring corporation purchasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to each Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive and the other obligations of the Company under this Agreement. The provisions of this subsection 11.3 shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities, cash or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments.

          11.4 No Adjustment for Employee Compensation and Issuances to Alvarez & Marsal, Inc. Notwithstanding anything to the contrary contained herein, no adjustment to the Exercise Price or the number of shares of Common Stock purchasable upon exercise of any Warrant shall be made in connection with the issuance by the Company of any shares of Common Stock or options to purchase Common Stock or other securities which may be convertible or exercisable into shares of Common Stock to (i) any employee of the Company as compensation for services rendered to the Company or (ii) Alvarez & Marsal, Inc. ("A&M") or any of its affiliates, in connection with the management services to be provided by A&M to the Company under that certain Management Services Agreement dated as of January 31, 1997 between the Company, A&M, A&M Investment Associates #3, LLC, Antonio C. Alvarez II, Cerberus Partners, L.P. and certain of A&M's employees.

          SECTION 12.    NO RIGHTS AS STOCKHOLDERS; NOTICES TO
                         WARRANT HOLDERS.

          (a) Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company. If prior to the expiration of the Warrants:

               (A) the Company shall declare a dividend or other distribution on its Common Shares, other than (i) in cash as described in Section 11.2, (ii) in other shares of Common Stock, or (iii) in rights to purchase shares of Common Stock or other securities of the Company of the character described in paragraph (a) of subsection 11.1; or

               (B) the Company shall authorize the issuance to all holders of its Common Stock of rights or warrants entitling them to subscribe for or purchase any Common Stock or any other subscription rights or warrants (other than rights of the character described in paragraph (a) of subsection 11.1); or

               (C) there shall occur a reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding Common Stock); or

               (D)  the Company shall propose to effect any
     consolidation or merger into or with, or to effect any sale or other transfer requiring an adjustment pursuant to
     Section 11.3; or

               (E) the Company shall take an action ("Adjustment Action") which would cause an adjustment pursuant to Section 11 hereof of the number or kind of Common Stock (or other securities) purchasable upon the exercise of each Warrant or of the Exercise Price that would have the effect of reducing the price payable for a share of the Company's capital stock by a Holder upon exercise of a Warrant to an amount which is less than the current value of such share; or

               (F)  a voluntary or involuntary dissolution,
     liquidation or winding up of the Company shall be proposed;

then, in any such event, the Company shall cause to be mailed to the Warrant Agent and the Holders in the manner provided in
Section 21 hereof, at least 20 days prior to the applicable record or effective date hereinafter specified, a notice stating
(i) the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (ii) the date on which such reclassification, Adjustment Action, consolidation, merger, sale, transfer, dissolution, liquidation, or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of securities or other property, if any, deliverable upon such reclassification, Adjustment Action, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Such notice shall also state whether such transaction will result in any adjustment of the number or kind of Common Stock (or other securities) purchasable upon the exercise of a Warrant or of the Exercise Price and, if so, shall set forth the nature thereof and the date upon which it will become effective. In the event the Company gives notice to the holders of its Common Stock of the declaration or distribution of rights to purchase Common Stock or other securities of the Company of the character described in paragraph (a) of subsection 11.1, the Company will give concurrently a similar notice to the Holders in the manner provided in Section 21 hereof. The failure to give the notices required by this Section 12, or any defect therein, shall not affect the legality or validity of any such dividend, distribution, right, warrant, reclassification, Adjustment Action, dissolution, liquidation or winding up or other action, or the vote on any action authorizing the same.

          SECTION 13.    PURCHASE RIGHTS.

          If at any time or from time to time on or after the date of the Agreement, the Corporation shall give notice (a "Purchase Rights Notice") pursuant to paragraph (B) of Section 12(a) of an issuance of rights or warrants, (the "Purchase Rights") to all record holders of Common Stock, such issuance shall not result in an adjustment of the Exercise Price or the number of Warrants under Section 11 hereof, but each Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if it had held the number of shares of Common Stock acquirable upon exercise of the Warrants immediately before the record date for the grant, issuance, or sale of such Purchase Rights. The Purchase Rights Notice shall describe the Purchase Rights and their availability to the Holders.

          SECTION 14.    FRACTIONAL SHARES OF COMMON STOCK.

          The Company will not issue fractions of Warrants or distribute Warrant certificates which evidence fractional Warrants. In lieu of such fractional Warrants, there shall be paid to the Holders to whom Warrant certificates representing such fractional Warrants would otherwise be issuable an amount in cash equal to the product of such fraction of a Warrant multiplied by the current market price per share of Common Stock issuable with respect to such fraction of a Warrant.

          SECTION 15.    RIGHT OF ACTION.

          All rights of action in respect of this Agreement are vested in the respective Holders of the Warrant certificates, and any Holder of any Warrant certificate, without the consent of the Warrant Agent or of the Holder of any other Warrant certificate, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such Holder's right to exercise the Warrants evidenced by such Warrant certificate in the manner provided in such Warrant certificate and in this Agreement.

          SECTION 16.    INSPECTION OF WARRANT AGREEMENT.

          The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office in the City of New York for that purpose. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

          SECTION 17.    MERGER OR CONSOLIDATION OR CHANGE OF
                         NAME OF WARRANT AGENT.

          Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as successor Warrant Agent under the provisions of Section 19 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent, and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

          SECTION 18.    CONCERNING THE WARRANT AGENT.

          The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:

          18.1. Disclaimer of Representations. The statements contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

          18.2. No Responsibility for Failure of Company's Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants.

          18.3. Delegation. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees), and the Warrant Agent shall not be answerable or accountable for any act, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from such neglect or misconduct provided reasonable care shall have been exercised in the selection and continued employment thereof.

          18.4. Opinion of Counsel. The Warrant Agent may consult at any time with legal counsel satisfactory to it, and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          18.5. Officer's Certificate. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          18.6. Compensation and Reimbursement. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the performance of its duties under this Agreement, and agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement except as a result of the Warrant Agent's gross negligence or willful misconduct.

          18.7. No Action Without Assurance of Reimbursement. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred; but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights or action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

          18.8. Conflicts of Interest. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          18.9. Solely as Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

          18.10. Reliance on Documents. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          18.11. No Representation Regarding Validity, Etc. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will when issued be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

          18.12. Instructions from Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such Officers.

          SECTION 19.    CHANGE OF WARRANT AGENT.

          The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company 60 days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 50 days after such notice of removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his Warrant for inspection by the Company), then the resigning, discharged or removed Warrant Agent or any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Company or such court, shall be (a) a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as warrant agent a combined capital and surplus of at least $100,000,000, as set forth in its most recent published annual report of condition or (b) an affiliate of a corporation described in clause (a) above. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent hereunder without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 19, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall mail, by first-class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

          SECTION 20.    IDENTITY OF TRANSFER AGENT.

          Forthwith upon the appointment of any subsequent Transfer Agent for the Company's shares of Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

          SECTION 21.    NOTICES.

          Any notice pursuant to this Agreement by the Company or by the Holder of any Warrant to the Warrant Agent, or by the Warrant Agent or by the Holder of any Warrant to the Company, shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested, (a) if to the Company, to WEI Acquisition Co., 19701 Hamilton Avenue, Torrance, California 90502-1334, Attention:
Henry Del Castillo and, if to the Warrant Agent, to United States Trust Company of New York, Corporate Trust Division, 114 West 47th Street, 15th Floor, New York, NY 10036-1532;, Attention:
Louis Young. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

          Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders of Warrants shall be in writing and shall be deemed to have been duly given if mailed by first-class mail, postage prepaid, to such Holders at their respective addresses on the Warrant Register of the Warrant Agent.

          SECTION 22.    SUPPLEMENTS AND AMENDMENTS.

          (a) The Company and the Warrant Agent may from time to time supplement or amend this Agreement, without the approval of any Holder in order to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect the interests of the Holders of Warrants.

          (b) In addition to the foregoing, with the consent of Holders of Warrants entitled, upon exercise thereof, to receive not less than two-thirds of the shares of Common Stock issuable thereunder, the Company and the Warrant Agent may modify this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the Holders of the Warrants; provided, however, that no modification of the terms (including, but not limited to the adjustments described in Section 11) upon which the Warrants are exercisable or reducing the percentage required for consent to modification of this Agreement, no acceleration of the Expiration Date and no increase in the Exercise Price may, in each case, be made without the consent of the Holder of each outstanding Warrant affected thereby.

          SECTION 23.    SUCCESSORS.

          All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 24.    MERGER OR CONSOLIDATION OF THE COMPANY.

          The Company will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent in the exercise of its reasonable judgment and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

          SECTION 25.    APPLICABLE LAW.

          This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the internal laws of the State of New York (without preference to conflicts of law principles) and for all purposes shall be construed in accordance with the laws of said State.

          SECTION 26.    BENEFITS OF THIS AGREEMENT.

          Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, and their respective successors and assigns hereunder, and the holders from time to time of the Warrants.

          SECTION 27.    COUNTERPARTS.

          This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          SECTION 28.    CAPTIONS.

          The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

          SECTION 29.    PLAN OF REORGANIZATION.

          The Company will comply for the benefit of the Holders with Section 8.04 of the POR.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              WEI ACQUISITION CO.



                              By   ___________________________
                                   Name:
                                   Title:



                              UNITED STATES TRUST COMPANY OF NEW
                              YORK,
                                   as Warrant Agent



                              By   ___________________________
                                   Name:
                                   Title:

TRANCHE C WARRANT TO PURCHASE COMMON STOCK VOID AFTER
5:00 P.M., NEW YORK TIME, ON JANUARY 31, 2004

WHEREHOUSE ENTERTAINMENT, INC.



          This certifies that, for value received, __________ ___________________ or registered assigns (the "Holder"), is entitled to purchase from Wherehouse Entertainment, Inc., a Delaware corporation (the "Company"), until 5:00 P.M., New York time, on January 31, 2004, or such other date as may be provided for pursuant to the Warrant Agreement referred to below (the "Expiration Date"), at the purchase price of $11.00 per share (the "Exercise Price"), a number of shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") that is equal to the number of Warrants represented hereby. The number of shares purchasable upon exercise of this Warrant and the Exercise Price per share are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

          The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side hereof duly executed (with a signature guarantee if required by the Warrant Agreement) and simultaneous payment of the Exercise Price (subject to adjustment) at the office or agency of the Company maintained for that purpose in the City of New York. Initially, United States Trust Company of New York will act as Warrant Agent (the "Warrant Agent"). Payment of such price shall be made at the option of the holder hereof by certified or cashier's check. No fractional shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any such fraction upon the exercise of one or more Warrants, all as provided in the Warrant Agreement.

          Upon any partial exercise of this Warrant Certificate, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the shares as to which this Warrant shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent maintained for that purpose in the City of New York by surrender of this Warrant Certificate properly endorsed (with a signature guarantee if required by the Warrant Agreement), either separately or in combination with one or more other Warrant Certificates, for one or more new Warrant Certificates for the same aggregate number of shares as were evidenced by the Warrant Certificate or Warrant Certificates exchanged.

          This Warrant Certificate is transferable at the office of the Warrant Agent maintained for that purpose in the City of New York in the manner and subject to the limitations set forth in the Warrant Agreement.

          The Warrants evidenced hereby are part of a duly authorized issue of Common Stock Purchase Warrants with rights to purchase an aggregate of up to 100,000 shares of Common Stock (subject to adjustment) and are issued under and in accordance with a Warrant Agreement dated as of January 31, 1997, between the Company and the Warrant Agent and are subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance hereof consents. Copies of the Warrant Agreement are on file at the above mentioned office of the Warrant Agent and may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

          The Holder hereof may be treated by the Company, the Warrant Agent, and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company, the Warrant Agent and all such other persons may treat the registered holder hereof as the owner for all purposes.

          The Warrants evidenced hereby do not entitle any Holder hereof to any of the rights of a stockholder of the Company.

          This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

          IN WITNESS WHEREOF, the Company has caused this Warrant
Certificate to be executed by its duly authorized officers and the corporate seal hereunto affixed.

Dated:                        WHEREHOUSE ENTERTAINMENT, INC.



                              By: _____________________________
                                  Title:


                              ATTEST: _________________________
                                      Name:
                                      Title:


COUNTERSIGNED:

UNITED STATES TRUST COMPANY OF NEW YORK


WARRANT AGENT



By: ___________________________
    Name:
    Title:

                 WHEREHOUSE ENTERTAINMENT, INC.

                          PURCHASE FORM


          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant
Certificate for, and to purchase thereunder, ______ shares of Common Stock, provided for therein, and requests that certificates for such shares of Common Stock be issued in the name of:

Name:     _______________________________________________________
Address:  _______________________________________________________
_________________________________________________________________
Social Security or Taxpayer's
  Identification Number: ________________________________________

and, if said number of shares of Common Stock shall not be all the Common Stock purchasable thereunder, that a new Warrant Certificate for the balance remaining of the Common Stock purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his or her Assignee as below indicated and delivered to the address stated below.

Name of Warrantholder
  or Assignee:                ___________________________________
Address:                      ___________________________________
Social Security or Taxpayer's
  Identification Number:      ___________________________________
Signature: ___________________

Dated:    ____________________

Signature Guaranteed:

                              NOTICE:   The above signature must
                                        correspond with the name
                                        as written upon the face
                                        of this Warrant
                                        Certificate in every
                                        particular, without
                                        alteration or enlargement
                                        or any change whatever,
                                        unless this Warrant has
                                        been assigned.

                           ASSIGNMENT

                     (To be signed only upon
               assignment of Warrant Certificate)


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________
                  (Name of Assignee)

     __________________________________________________________

     __________________________________________________________

     __________________________________________________________

(Social Security or other Taxpayer Identification Number of
Assignee)
the within Warrants, hereby irrevocably constituting and appointing _____________________________________________________
Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

     DATED:  _____________________


                              ______________________________
                              Signature of Registered Holder


Signature Guaranteed:

                              NOTICE:   The signature of this
                                        assignment must
                                        correspond with the name
                                        as it appears upon the
                                        face of the within
                                        Warrant Certificate in
                                        every particular, without
                                        alteration or enlargement
                                        or any change whatever.

                            EXHIBIT E

               FORM OF LIQUIDATION AGENT AGREEMENT

                   LIQUIDATION AGENT AGREEMENT


          This Liquidation Agent Agreement (this "AGREEMENT") is entered into as of January 31, 1997, by and among Wherehouse Entertainment, Inc., and its parent, WEI Holdings, Inc., each a Delaware corporation (collectively, the "DEBTORS"), and WEI Acquisition Co., a Delaware corporation (the "COMPANY").

                            RECITALS

          WHEREAS, pursuant to the Debtors' First Amended Chapter 11 Plan, as Revised for Technical Corrections dated October 4, 1996 (the "POR") and an Asset Purchase Agreement dated as of January 31, 1997 (the "ASSET PURCHASE AGREEMENT"), the Company will acquire substantially all of the assets of the Debtors who are debtors and debtors-in-possession, in Case No. 95-911 (HSB) (Jointly Administered), in the Bankruptcy Court for the District of Delaware; and

          WHEREAS, Section 9.05 of the POR requires the Company to act as the liquidation agent for the Debtors in respect of the Estates (the "LIQUIDATION AGENT OBLIGATIONS"), and Section 4.7 of the Asset Purchase Agreement requires the Company and the Debtors to enter into this Agreement in order to permit the Company to perform the Liquidation Agent Obligations.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. Unless otherwise indicated, all capitalized terms used herein without definition shall have the meanings given thereto in the POR.

     2. APPOINTMENT. The Debtors hereby irrevocably appoint the Company, and the Company hereby accepts the appointment, as the Debtors' liquidation agent and attorney-in-fact, with full authority in the place and stead of the Debtors and in the name of the Debtors, the Company or otherwise, from time to time in the Company's discretion to take any action and to execute any instrument necessary or advisable to perform the Liquidation Agent Obligations, including without limitation:

          (a)  to admit, object to or contest any and all Claims;

          (b) to defend, protect and enforce any and all rights and interests of the Debtors and to make any and all distributions required or permitted to be made by the Debtors under the POR;

          (c) to file any and all reports, requests for relief or opposition thereto in respect of the Estates and the liquidation thereof;

          (d) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Debtors' property;

          (e) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a), (b), (c) and (d) above;

          (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with any receivables of the Debtors and other documents relating to the Debtors' assets;

          (g) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Debtors' assets as fully and completely as though the Company were the absolute owner thereof for all purposes;

          (h) to take any and all other actions necessary or appropriate to implement the POR or to wind up the Estates in accordance with applicable law; and

          (i) to pay (from its own funds and without any right of contribution or reimbursement as against the Estates) any and all claims, liabilities, losses, damages, costs and expenses incurred in connection with the Liquidation Agent Obligations.

     3. ACCEPTANCE OF OBLIGATIONS. The Company hereby agrees to perform the Liquidation Agent Obligations.

     4.   NO COMPENSATION.      The Company shall not be entitled
to receive any compensation or indemnification from the Debtors or the Estates for the Company's services under this Agreement.

     5.   MISCELLANEOUS.

          (a) Further Assurances. The Debtors shall cooperate and shall promptly take all such further actions and shall execute and deliver all such further documents as may be requested by the Company in order to carry out the provisions and purposes of this Agreement.

          (b) Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

          (c) Governing Law. This Agreement shall be deemed to be a contract under the laws of the State of California and for all purposes shall be construed and enforced in accordance with the internal laws of said state without regard to the principles of conflicts of law.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.


                              WEI ACQUISITION CO.


                              By ______________________________
                              Its _____________________________



                              WHEREHOUSE ENTERTAINMENT, INC.



                              By _______________________________
                              Its ______________________________



                              WEI HOLDINGS, INC.


                              By ________________________________
                              Its _______________________________

                            EXHIBIT F

                      ASSUMPTION AGREEMENT


          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, pursuant to an Asset Purchase Agreement dated as of January 31, 1997 (the "AGREEMENT") among Wherehouse Entertainment, Inc. and WEI Holdings, Inc., each a Delaware corporation (collectively "SELLER"), and [Reorganized Wherehouse], a Delaware corporation ("BUYER"), and subject to the terms and conditions set forth therein including, without limitation the acknowledgement set forth in Section 3.4 thereof, and intending to be legally bound hereby, Buyer hereby assumes and agrees to pay and otherwise perform after Closing Date, the liabilities and obligations set forth as "ASSUMED OBLIGATIONS" in Section 1.6 of the Agreement, which is incorporated herein by this reference.

          Notwithstanding anything to the contrary contained in this Assignment and Assumption Agreement, Buyer does not hereby assume any of the liabilities and obligations other than those identified as Assumed Obligations under Section 1.6 of the Agreement.


          IN WITNESS WHEREOF, the paries hereto have caused this Assumption Agreement to be executed as of this 31st day of January, 1997.


                              WEI ACQUISITION CO.


                              By _____________________________
                              Its ____________________________

                            EXHIBIT G


   EMPLOYEE BENEFIT PLANS ASSIGNMENT AND ASSUMPTION AGREEMENT


          This EMPLOYEE BENEFIT PLANS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is entered into as of January 31, 1997 by and between Wherehouse Entertainment, Inc., a Delaware corporation ("Assignor"), and WEI Acquisition Co., a Delaware corporation ("Assignee").


                            RECITALS


          WHEREAS, Assignor and Assignee have entered into an Asset Purchase Agreement dated as of January 31, 1997 (the "Asset
Purchase Agreement") (all initially capitalized terms not otherwise defined herein shall have the definitions given to such terms in the Asset Purchase Agreement);

          WHEREAS, pursuant to the Asset Purchase Agreement, Assignee has agreed to assume sponsorship of the Wherehouse Entertainment Savings and Vested Earnings 401(k) Plan (the "401(k) Plan"), the 1993 Amended and Restated Wherehouse Entertainment, Inc. Associates Vacation Plan (the "VEBA Plan"), and all the Assignor's health and welfare benefits plans which are provided through the insurance policies or contracts set forth in EXHIBIT A hereto (together with the 401(k) Plan and the VEBA Plan, the "Assumed Plans");

          WHEREAS, Assignor currently sponsors and maintains the Assumed Plans; and

          WHEREAS, in furtherance of the Asset Purchase Agreement, and in order to effect the transactions contemplated thereby, it is intended that Assignee shall assume sponsorship of the Assumed Plans from and after the date hereof and be substituted for Assignor under the provisions of the Assumed Plans and related documents, all in accordance with the terms of the Asset Purchase Agreement and the terms hereof.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            AGREEMENT

          1. Plan Assumption. Effective as of the date hereof, Assignee hereby adopts the Assumed Plans and assumes and shall succeed to all rights and obligations of Assignor under the Assumed Plans and related documents. Assignee shall pay, perform and discharge all debts, obligations and liabilities of Assignor in respect of the Assumed Plans and related documents, provided, however, that Assignor shall make all Matching Contributions (as such term is defined in the 401(k) Plan) on compensation deferred under the 401(k) Plan through January 31, 1997.

          2. Plan Substitution. Effective as of the date hereof, Assignee is hereby substituted for Assignor as the "Company" and "Employer" and all such similar terms under the Assumed Plans.

          3. Committee. Effective as of the date hereof, the individuals serving as the administrators or members of the administrative committees of the Assumed Plans are reappointed to such positions by Assignee.

          4. Nontermination of Employment. The employment of any employee of Assignor, who continues employment with the Assignee in accordance with transactions contemplated by the Asset Purchase Agreement and who is a participant under any Assumed Plan as of the date hereof ("Transferred Employee"), shall not be deemed to have been terminated or severed for any purpose under such Assumed Plan by reason of the transactions contemplated by this Agreement or the Asset Purchase Agreement.

          5. Agreement Self-Executing. Effective as of the date hereof, the Assumed Plans are hereby amended to reflect the substitutions provided for in Sections 1 through 4 hereof and to reflect any other changes necessary or appropriate to effectuate the terms and intent of this Agreement. The assumption and substitution of the Assumed Plans provided for in this Agreement shall be self-executing and shall become effective on the date hereof without any further action required by any person; provided, however, that the parties hereto agree to take such further action as may be necessary or appropriate to effectuate the terms and intent of this Agreement, and provided, further, that the officers of Assignee are hereby authorized to execute any amendments to the Assumed Plans or related documents (including, but not limited to, insurance contracts and trust agreements) that may be desirable or appropriate to reflect the assumption and substitution pursuant to this Agreement.

          6. Amendment. Assignee may make any amendment required to maintain the qualified status of the Assumed Plans and under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended, or otherwise required by applicable law, and any such amendment may be made effective retroactive to a date preceding the date hereof, if so required or appropriate.

          7. No Release. No provision of this Agreement shall be interpreted or construed to release the parties to the Asset Purchase Agreement from any of their duties, obligations or liabilities arising under the Asset Purchase Agreement, and any and all rights derived under the Asset Purchase Agreement shall survive this Agreement.

          8. No Implied Rights in Third Parties. Nothing expressed or implied in this Agreement is intended to confer upon any Transferred Employee or any other person, other than the parties hereto (in their capacities as such), any rights or remedies, including, without limitation, any rights to employment or continuance thereof, or any rights under or with respect to any Assumed Plan or any benefits thereunder.

          9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be one and the same instrument.

          IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed on its behalf by its duly authorized officer, as of the date and year first above written.

                         WHEREHOUSE ENTERTAINMENT, INC.



                         By:_________________________________
                         Title: _____________________________


                         WEI ACQUISITION CO.



                         By:_________________________________
                         Title: _____________________________

                            EXHIBIT A

                          Assumed Plans